EXHIBIT 2.1

                            ASSET PURCHASE AGREEMENT


         ASSET   PURCHASE   AGREEMENT,   dated  as  of  April  10,   2003  (this
"Agreement"),   by  and  among  FILM  LIBRARY   ACQUISITION  CORP.,  a  Delaware
corporation ("Purchaser"), SUNLAND ENTERTAINMENT CO., INC., a Delaware corporation ("Sunland"), and PEPIN/MERHI ENTERTAINMENT GROUP, INC., a California corporation ("PM" and together with "Sunland", the "Sellers").

         WHEREAS, the Sellers are engaged in the business of creating, owning, using, marketing, producing, distributing, licensing and otherwise exploiting on a worldwide basis a library of television and motion picture products (the "Business");

         WHEREAS, upon the terms and subject to the conditions set forth in this Agreement, the Sellers desire to sell to Purchaser, and Purchaser desires to purchase from Sellers, the Assets of the Sellers comprising the Business, as more particularly described herein, in consideration for the payments from the Purchaser and the assumption of certain liabilities of the Business each as specified herein; and

         WHEREAS, the Board of Directors of each of the Sellers has approved this Agreement and has determined that the transactions contemplated hereby are advisable and in the best interests of each Seller and its shareholders. The shareholder of PM has approved this Agreement and the transactions contemplated hereby.

         NOW,   THEREFORE,   in   consideration   of  the   foregoing   and  the
representations,   warranties,   covenants  and  agreements   contained  herein,
intending to be legally bound hereby, the parties hereto agree as follows:


                                   ARTICLE I.

                           PURCHASE AND SALE OF ASSETS

         SECTION  1.01  PURCHASE  AND SALE OF  ASSETS.  Except  as set  forth in
Section 1.02, upon the terms and subject to the conditions set forth herein, at the Closing, Sellers shall sell, convey, transfer, assign and deliver to the Purchaser, and the Purchaser shall purchase, acquire and accept from the Sellers, free and clear of Encumbrances (other than the Permitted Encumbrances), all of the Sellers' right, title and interest in and to the following properties, assets, Contracts, rights and choses in action, whether tangible or intangible, whether real, personal or mixed, whether accrued, contingent or otherwise, and wherever located, that are used or held for use in connection with the Business, as the same existed on the Cut-Off Date but subject to adjustments for the operation of the Business during the period between the Cut-Off Date and the Closing Date as provided in this Agreement (collectively, the "Assets"):

                  (a) all right, title and interest of the Sellers in and to the Sellers' programming library as it exists on the Cut-Off Date, including, without limitation, the programs and films set forth on SCHEDULE 3.09, which consists of one hundred and thirty (130) film titles and two (2) television series with seventy-four (74) episodes (collectively and individually as to each film or program, the "Film Library");

                  (b) all right, title and interest of the Sellers in and to the Film Assets associated with the Film Library, including all inventories of films, videos, DVDs and other similar products, availability schedules, historical information, and film elements;

                  (c) all accounts receivable (on and off balance sheet), notes, prepaid items and expenses (other than pre-paid Taxes), deferred charges, rights of offset, claims for refund (other than claims for a refund of pre-paid Taxes), and other receivables or right to payment of any nature whatsoever (other than advance payments) relating to the Business (collectively, "Receivables") existing on the Cut-Off Date, (other than amounts in excess of $30,000 that are on deposit and classified as a Receivable currently due and payable from the Lew Horowitz Organization to Sunland as more fully identified on Schedule 3.04) and all such items arising thereafter, a true, correct and complete list of which, as they existed on the Cut-Off Date. is set forth hereto as SCHEDULE 3.04;


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                  (d) cash and cash  equivalents  of Sellers  received  from the
Business on and after the Cut-Off Date;

                  (e) the I-Rights Management System and related accounting systems (subject to the restrictions, terms or conditions identified in the documents identified on SCHEDULE 1.01(e) which are the documents that govern the use thereof);

                  (f) all right, title and interest of the Sellers in and to all Film Asset Acquisition Agreements, Film Asset Exploitation Agreements, for the distribution by Sellers of products or services of the Business, all other Contracts, agreements, arrangements, instruments and documents specified on
SCHEDULE 3.10, and all Unlisted Assumed Contracts (as defined in Section 3.10(a) below), including all rights to indemnification under that certain Stock Purchase Agreement dated as of February 29, 2000, by and among The Harvey Entertainment Company, on the one hand, and Joseph T. Merhi, Richard J. Pepin, and George Shamieh, on the other hand (the "Assumed Contracts");

                  (g) (i) all trademarks and service marks, and any registrations, registration certificates and applications for registration therefor, and the goodwill associated therewith (the "Trademarks"), (ii) trade names, assumed and fictitious names and registered user names, and registrations and any applications for registration therefor, and the goodwill associated therewith and related internet domain names (the "Trade Names"), and (iii) copyrights and registrations and any applications for registration therefor (the "Copyrights"), including, without limitation, those items which are specified on
SCHEDULE 3.09(c)(i);

                  (h) all goodwill of the Sellers in the Business;

                  (i) all books, records, files, manuals and other similar materials, including, advertising materials, marketing materials, brochures, business and marketing plans and proposals, production data, sales and promotional materials and records, purchasing materials and records, files for past, existing and contemplated projects, media materials, accounting, financial and fiscal records (copies), sales order files, customer lists and customer records in any form (and all software related to any such customer records, to the extent transferable), whether of past or present customers or potential future customers, related to or arising from the Business, advertiser lists, receipts and computer records relating to the Assets, standard operating procedures, correspondence, customer relations information, and any other trade secrets, confidential or proprietary information pertaining to the Business (the "Business Records");

                  (j) all claims, choses in action, causes of action and judgments relating to the Business, the Film Library or other Assets, including those listed on Schedule 1.01(j), other than claims for pre-paid Taxes related to periods ending on or before the Closing Date;

                  (k) all certifications, franchises, approvals, permits licenses, orders, registrations, certificates, variances and other similar permits or rights obtained from any Governmental Entity or professional or trade organization utilized in operating the Business and all pending applications therefor;

                  (l) all third party warranties and guarantees with respect to any of the Assets; and

                  (m) all rights to receive insurance proceeds relating to the damage, destruction or impairment of any of the Assets on or subsequent to the Cut-Off Date.

         SECTION 1.02 EXCLUDED ASSETS. Notwithstanding anything else contained herein, neither Seller shall sell, transfer, convey or assign to the Purchaser the following (the "Excluded Assets"):

                  (a) all cash and cash equivalents of the Sellers arising from the Business received prior to the Cut-Off Date and the sum of $107,000 received from ConExpress after the Cut Off Date;

                  (b) all original versions of accounting, financial and fiscal records;


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                  (c) all rights to  recover  any  pre-paid  Taxes  relating  to periods following the Closing Date and to receive any refunds of pre-paid Taxes relating to periods ending on or before the Closing Date;

                  (d) assets of Sellers that are not used or held for use by Sellers in connection with the Business;

                  (e) any pension or profit sharing plans, and the assets thereof, and all other employee benefit plans or arrangements and the assets thereof;

                  (f) any real property and leases of, and other interests in, real property of Sellers, including, without limitation, deposits relating thereto;

                  (g) any capital stock or other equity interests of Sellers or any of their Affiliates;

                  (h) all securities and equipment of Sunland and its various subsidiaries (other than those items identified in Section 1.01);

                  (i) any rights with respect to Sellers' employees or any employee benefit plans of Sellers; and

                  (j) all rights to receive insurance proceeds relating to the damage, destruction or impairment of any of the Assets prior to the Cut-Off Date.

         SECTION 1.03 ASSUMED LIABILITIES. Subject to the terms and conditions contained in this Agreement, at the Closing, the Purchaser agrees to assume, pay and perform when due the following liabilities and obligations of the Sellers as of the Cut-Off Date and for all periods thereafter all as described on Schedule
1.03 (the "Assumed Liabilities") and notwithstanding the foregoing, Sellers shall use cash collected by them for the benefit of Purchaser following the Cut-Off Date to pay Assumed Liabilities that come due during the period from the Cut-Off Date through the Closing Date:

                  (a) the accounts payable and open Purchase Orders set forth on
SCHEDULE 1.03;

                  (b) all Commissions, Residuals, Participations, Guild Payments and other third party payments arising in the generation of Receivables for which payment is not yet due as of the Cut-Off Date (including, without limitation, participations that become due after the Cut-Off Date by virtue of receipts exceeding a contractual threshold), as set forth on SCHEDULE 1.03, other than as provided in Sections 1.04, 1.07(c), and 1.03(e);

                  (c) the direct costs and expenses of marketing and delivering the Film Library, in the ordinary course of business, estimated on SCHEDULE 1.03, plus a fixed amount for corporate overhead, as set forth on SCHEDULE 1.03;

                  (d) all obligations arising or coming due under the Assumed Contracts in accordance with their terms with respect to acts or services to be performed under such Assumed Contracts after the Cut-Off Date, except for any obligation (a) that relates to any breach or default (or an event which might, with the passing of time or the giving of notice, or both, constitute a default) under any such Assumed Contract arising out of or relating to periods on or prior to the Closing Date, (b) for which the Business owes any amounts to its Affiliates, other than for specific services, materials or works in progress as set forth on SCHEDULE 1.03, or (c) that relates to any indemnity, defense or hold harmless provision or agreement for occurrences prior to the Cut-Off Date, provided that if any such obligation relates to actions or the failure to act on the part of the Sellers, such obligation shall remain the Sellers' responsibility and shall not become an Assumed Liability;

                  (e) all obligations arising or coming due in respect of the feature film, "The Tunnel";

                  (f) all reimbursable deposits that become due as a result of Purchaser's failure to agree to allow Seller to close those pending license agreements set forth on Schedule 1.03(f), or Purchaser's failure to close such pending transactions following the Closing Date;


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                  (g) the costs and expenses of  maintaining  or preserving  the intellectual property included in the Film Assets; and

                  (h) all costs and expenses of the February 2003 American Film Market, regardless of when such expenses were actually paid (including such expenses paid prior to the Cut-Off Date); and

                  (i) all obligations to any guilds or similar organizations, including without limitation, the Screen Actors Guild, the Writers Guild of America and the Directors Guild of America, in connection with the exploitation of the Film Library from and after the Cut-Off Date.

         Notwithstanding the foregoing or anything to the contrary contained herein, (i) the monthly expenditures with respect to the Assumed Liabilities during the period from the Cut-Off Date through the Closing Date shall not exceed the amount set forth in footnote 8 to SCHEDULE 1.03; and (ii) in the event the Purchaser chooses to release the Film Asset "Can't Stop Dancin'", the Purchaser shall be responsible for all music licensing and other production costs related to such Film Asset.

         SECTION 1.04 EXCLUDED LIABILITIES. Except for the Assumed Liabilities, Purchaser shall not assume or be bound by any Liabilities of Sellers or the Business of any kind or nature, known, unknown, accrued, absolute, contingent, recorded or unrecorded or otherwise, whether now existing or hereafter arising (the "Excluded Liabilities"). The Excluded Liabilities shall include, without limitation, the following: (i) any Liability for Taxes of Sellers, or in the case of the Business any Taxes relating to periods ending on or prior to the Closing Date, (ii) any Liability of either Seller or the Business for the Taxes of any Person (other than the Sellers) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise, (iii) Liabilities or obligations incurred on behalf of or owed to any Employee or Retiree as of the Closing Date or incurred in connection with any Company Employee Plan, (iv) claims of any employee for wrongful discharge, sexual or other harassment, discrimination, equal opportunity, unfair labor practice or a violation of any agreement in connection with or on the basis of events, acts, omissions, conditions, or any other state of facts occurring or existing prior to or on the Closing Date (including, in each case, without limitation, any Liabilities relating to or associated with any failure to comply with applicable laws and/or permitting or licensing requirements and personal injury matters), (v) any responsibility or liability for any Contribution due, the maintenance or administration of, or any other matter pertaining to any Company Employee Plan,
(vi) any claims to severance pay, or claims to any amount due to the acceleration of the time of payment or vesting, or the increase in the amount, of compensation due to any individual, and claims to, or responsibility for the tax consequences relating to, any payment made or contemplated under any Company Employee Plan which constitutes an "excess parachute payment" within the meaning of Section 280G of the Code, resulting from the Transactions contemplated by this Agreement, (vii) Liabilities for fees and expenses of Sellers or the Business with respect to this Agreement and the Transactions contemplated herein; (viii) any Liabilities of Sellers with respect to unpaid laboratory costs, tape duplication costs or unpaid advances, guaranties or deferments in connection with any Film Contract including, without limitation with respect to the Film Asset "Can't Stop Dancin'" unless Purchaser releases such Film Asset;
(ix) any Liability of Sellers with respect to unpaid synchronization or music license fees or other materials used in the Film Library prior to the Closing Date including, without limitation with respect to the Film Asset "Can't Stop Dancin'" unless Purchaser releases such Film Asset; (x) any Liability of Sellers with respect to unpaid production costs arising prior to the Closing Date ; (xi) Liabilities for any actions, judgments, fines, losses, claims, damages or amounts in settlement arising from or in connection with or on the basis of events, acts, omissions, conditions, or any other state of facts occurring or existing prior to or on the Closing Date, (xii) any Indebtedness of either Seller or the Business, and (xiii) any other Liabilities or obligations that are not Assumed Liabilities. All responsibility for the Excluded Liabilities shall remain with the Sellers.

         SECTION 1.05 PURCHASE PRICE. The purchase price for the Assets shall be an amount equal to Six Million Dollars ($6,000,000) (the "Purchase Price"), subject to adjustment as contemplated by Section 5.14.

         SECTION 1.06 PAYMENT OF PURCHASE PRICE. Subject to the conditions, representations and warranties and covenants hereof at the Closing, the Purchaser shall pay the Purchase Price as follows, each by federal funds wire transfers of immediately available funds:


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                  (a) On the date  hereof,  Seven  Hundred  and  Fifty  Thousand
Dollars ($750,000) (the "Earnest Money Escrow Amount") to Swidler Berlin Shereff Friedman, as escrow agent, to be held in an escrow account pursuant to the provisions of the Earnest Money Escrow Agreement as described in Section 1.07
(a) hereof;

                  (b) On the Closing Date, the Earnest Money Escrow Amount to the Sellers;

                  (c) On the Closing Date, Four Million Five Hundred Thousand Dollars ($4,500,000) to the Sellers, subject to adjustment as contemplated by
Section 5.14;

                  (d) On the Closing Date, Six Hundred Thousand Dollars ($600,000) (the "Indemnity Escrow Amount") to the Escrow Agent to be held in an indemnity escrow account pursuant to the provisions of the Indemnity Escrow Agreement as described in Section 1.07 (b) hereof.

                  (e) On the Closing Date, One Hundred and Fifty Thousand Dollars ($150,000) ("The Tunnel Escrow Amount") to the Escrow Agent to be held in an escrow account pursuant to the provisions of The Indemnity Escrow Agreement as described in Section 1.07 (c) hereof.

         SECTION 1.07   ESCROW AGREEMENTS.

                  (a) On the date hereof, the Sellers and Purchaser shall enter into an escrow agreement, in the form attached hereto as EXHIBIT A (the "Earnest Money Escrow Agreement") with Swidler Berlin Shereff Friedman, LLP, as escrow agent (the "Earnest Money Escrow Agent"), and Purchaser shall deposit the Earnest Money Escrow Amount in cash upon execution of this Agreement with the Escrow Agent pursuant to the Earnest Money Escrow Agreement. Interest earned on the Earnest Money Escrow Amount shall be paid to the Purchaser.

                  (b) On the Closing Date, the Sellers and Purchaser shall enter into an indemnity escrow agreement, in the form attached hereto as EXHIBIT B (the "Indemnity Escrow Agreement"), with SunTrust Bank, as escrow agent (the "Escrow Agent"), and Purchaser shall deposit the Indemnity Escrow Amount (and together with interest, if any, accrued from time to time on such amount, the "Indemnity Escrow Funds") in cash at Closing with the Escrow Agent pursuant to the Indemnity Escrow Agreement. Such Indemnity Escrow Agreement shall provide that, subject to any claims which are actually noticed or pending pursuant to
Section 9.04, on the second anniversary of the Closing Date (the "Indemnity Release Date") the Escrow Agent shall release to the Sellers all Indemnity Escrow Funds, together with interest, if any, accrued on such amount, minus the sum of (A) any portion of the Indemnity Escrow Amount actually paid with respect to claims for indemnity made by Purchaser prior to the second anniversary of the Closing Date, and (B) the amount of claims, if any, which are actually pending pursuant to Section 9.04 on the second anniversary of the Closing Date.

                  (c) On the Closing Date, Purchaser shall deposit The Tunnel Escrow Amount (and together with interest, if any, accrued from time to time on such amount, "The Tunnel Escrow Funds") in cash at Closing with the Escrow Agent pursuant to The Indemnity Escrow Agreement. The Indemnity Escrow Agreement shall provide that The Tunnel Escrow Funds shall be used to pay all Residuals, Participations, Guild Payments and other third party payments arising out of or relating to proceeds paid to or for the benefit of Sellers prior to the Cut-Off Date and related to the feature film "The Tunnel" and which are identified on
Schedule 1.07 ( c). Upon presentation to the Escrow Agent of a certificate from Purchaser, setting forth in reasonable detail the obligations to be paid, the Escrow Agent shall immediately release such funds for payment. On the second anniversary of the Closing, the Escrow Agent shall release fifty percent (50%) of any remaining The Tunnel Escrow Funds, together with interest, if any, accrued on such amounts, to the Purchaser and the remaining 50% to the Sellers.

         SECTION 1.08 TRANSFER TAXES. Purchaser shall be responsible for, and shall pay on or prior to their due date, all municipal, county, state and federal sales, use and transfer taxes incurred and the related costs of preparing or documenting the same, if any, in connection with the Transactions contemplated by the Agreement. Sellers shall cooperate with Purchaser in the preparation of and in a timely manner sign and swear to any return, certificate, questionnaire or affidavit as to matters required in connection with the payment of any such tax. Seller represents and warrants that it has not made more than one sale of computer software or a film library in the past twelve months.


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         SECTION 1.09   ALLOCATION OF PURCHASE PRICE. The consideration provided
for herein has been allocated among the Assets in the manner required by Treasury Regulation ss.1.1060-1 as set forth in more detail on SCHEDULE 1.09 (the "Allocation"). The parties hereto agree that, except as otherwise required by law (i) the Allocation shall be binding on the parties for all federal, state, local and foreign tax purposes and (ii) the parties shall file with their respective federal income tax returns consistent Internal Revenue Service Forms 8594 - Asset Acquisition Statements under Section 1060, including any required Internal Revenue Service forms, schedules or amendments thereto which shall reflect the allocation set forth in the Allocation.


                                   ARTICLE II.

                                   THE CLOSING

         SECTION 2.01 CLOSING DATE. Unless this Agreement shall have been terminated and the Transactions shall have been abandoned pursuant to Article X, and subject to the satisfaction or waiver of the conditions set forth in Articles VI, VII and VIII, the closing of the Transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Swidler Berlin Shereff Friedman, LLP, The Chrysler Building, 405 Lexington Avenue, 12th Floor, New York, New York 10174 at 10:00 a.m., on the fifth business day following the receipt of shareholder approval in accordance with Section 5.13 hereof, or on the twenty first day following the filing of Seller's definitive Information Statement, or such other place, date and time as the parties shall mutually agree (such date and time of the Closing is referred to herein as the "Closing Date").

         SECTION 2.02   DELIVERIES AT CLOSING.

                  (a) At the Closing, the Purchaser shall deliver or cause to be delivered the following:

                           (i) to the Sellers, the amount set forth in Sections 1.06(b) and (c);

                           (ii) to the Escrow Agent, the amounts set forth in Sections 1.06(d) and (e);

                           (iii) a certificate of Purchaser, duly executed by an appropriate officer thereof, certifying to compliance with the covenants set forth in Article VI, and satisfaction (or, as specified, waiver) of each of the conditions set forth in
                  Article VIII;

                           (iv) true, correct and complete copies of (1) the certificate of incorporation, as amended to date, of the Purchaser, certified as of a recent date by the Secretary of State of the State of Delaware, (2) the by-laws of Purchaser, and (3) resolutions duly and validly adopted by the Board of Directors of the Purchaser evidencing the authorization of the execution and delivery of this Agreement, the other Transaction Documents to which it is a party and the consummation of the Transactions contemplated hereby and thereby, in each case, accompanied by a certificate of the Secretary or Assistant Secretary of the Purchaser, dated as of the Closing Date, stating that no amendments have been made thereto from the date thereof through the Closing Date;

                           (v) to the Sellers, a duly executed Assignment, Bill of Sale and Assumption Agreement in the form attached hereto as EXHIBIT C;

                           (vi)     an  opinion,  dated  the  Closing  Date,  of
                  Swidler Berlin Shereff Friedman, LLP, counsel to the Purchaser, addressed to the Sellers, in substantially the form attached hereto as EXHIBIT D; and

                           (vii) to the Sellers, agreements of assumption of the agreements with the Screen Actors Guild, Writers Guild of America and the Directors Guild of America.

                  (b)  At  the  Closing,   the  Sellers  shall  deliver  to  the
Purchaser:

                           (i)      the Physical Properties;


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                           (ii)     certificates     from    the     appropriate
                  governmental official(s) as to the good standing of and the payment of Taxes by the Sellers as of a date within ten (10) days of the Closing;

                           (iii) a duly executed Assignment, Bill of Sale and Assumption Agreement in the form attached hereto as EXHIBIT C, executed by Sellers and all such other instruments of assignment, transfer or conveyance as shall, in the reasonable opinion of Purchaser and its counsel, be necessary to vest in Purchaser, good, valid and marketable title to the Assets, subject to no Encumbrances (other than Permitted Encumbrances) and to put Purchaser in actual possession or control of the Assets;

                           (iv) a certificate of each Seller, duly executed by an appropriate officer thereof, certifying to compliance with the covenants set forth in Article V, and satisfaction (or, as specified, waiver) of each of the conditions set forth in Article VII;

                           (v) true, correct and complete copies of (1) the certificate of incorporation, as amended to date, of each of the Sellers, certified as of a recent date by the Secretary of State of the State of Delaware, (2) the by-laws of each of the Sellers, (3) resolutions duly and validly adopted by (a) the Board of Directors and (b) the majority of the Shareholders of each of the Sellers evidencing the authorization of the execution and delivery of this Agreement, the other Transaction Documents to which it is a party and the consummation of the Transactions contemplated hereby and thereby, in with respect to the resolutions of the Board of Directors, accompanied by a certificate of the Secretary or Assistant Secretary of each of the Sellers, dated as of the Closing Date, stating that no amendments have been made thereto from the date thereof through the Closing Date;

                           (vi) an executed letter addressed to City National Bank on behalf of each Seller directing such bank to deliver all amounts in each Seller's bank accounts to an account designated in writing by Purchaser as of the Closing Date and thereafter.

                           (vii) executed letters to each of Seller's customers, on behalf of each Seller directing such customers to directly pay Purchaser as of the Closing Date. Such payments to be made to an account designated in writing by Purchaser.

                           (viii) an opinion, dated the Closing Date, of Stubbs Alderton & Markiles, LLP, counsel to the Sellers, addressed to the Purchaser, in substantially the form attached hereto as EXHIBIT F;

                           (ix) all Consents, waivers and estoppels from third parties as required to consummate the Transactions contemplated by this Agreement, all as set forth on SCHEDULE 3.02(c);

                           (x) Lien searches, a clearance certificate or similar document(s) that may be required by any state, local or foreign Governmental Entity in order to relieve Purchaser of any obligation to withhold any portion of the Purchase Price and such other instruments showing that there were no financing statements, judgments, Taxes or other Liens outstanding against the Sellers with respect to the Business or any of the Assets;

                           (xi) to the extent applicable, payoff letters, UCC-3 termination statements and other documentation relating to the release of all security interests as necessary, all as set forth on SCHEDULE 3.02(c); and,

                           (xii) such other instruments and certificates of transfer as may be reasonably requested by the Purchaser.

                                  ARTICLE III.

                        REPRESENTATIONS AND WARRANTIES OF
                                   THE SELLERS

         The Sellers, jointly and severally, represent and warrant to and for the benefit of the Purchaser, as of the date hereof and as of the Closing Date, except with respect to any particular subsection of this Article III to the extent specifically described in the corresponding subsection or any other subsection, if it is reasonably apparent on its face from the disclosure that such other subsection applies, of that certain schedule (the "Sellers' Disclosure Schedule"), dated as of the date of this Agreement, delivered to the Purchaser on behalf of the Sellers, a copy of which is attached hereto and incorporated herein by this reference, as follows:

         SECTION 3.01 ORGANIZATION AND QUALIFICATION. Each of the Sellers is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of the Sellers has all corporate or other power and authority, and is duly authorized by all necessary regulatory approvals and orders, to own, lease and operate the Assets and properties and to carry on the Business as it is now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of the Business or the ownership or leasing of its Assets and properties makes such qualification necessary. A true, correct and complete list of such jurisdictions (as well as the jurisdiction of incorporation of each of the Sellers) is set forth on SCHEDULE 3.01. The copies of the certificate of incorporation and bylaws of each of the Sellers, as heretofore made available to Purchaser, are correct and complete in all respects.

         SECTION 3.02   AUTHORITY.

                  (a) AUTHORITY.

                           (i) The Board of Directors of each of the Sellers has taken all action to authorize and approve the Transaction Documents and the Transactions. Each of the Sellers has all requisite power and authority to enter into the Transaction Documents to which it is a party and to consummate the Transactions contemplated hereby and thereby.

                           (ii)     The execution,  delivery and  performance by
                  each of the Sellers of each Transaction Document to which it is a party and the consummation by each of the Sellers of the Transactions contemplated hereby and thereby have been duly authorized by all corporate action on the part of each of the Sellers, subject only, in the case of Sunland, to the receipt of shareholder approval as described in the first sentence of
                  Section 3.02(iii), such shareholder approval to become effective in accordance with Section 5.13, and no other corporate proceedings on the part of the Sellers are necessary to authorize each Transaction Document.

                           (iii)    The affirmative  vote or written consents of
                  (a) the holders of at least a majority of the outstanding shares of the (i) the Series A Preferred Stock, (ii) the Series B Preferred Stock and (iii) the Common Stock of Sunland voting together as a single class and (b) Sunland, as the sole shareholder of PM, are the only votes of the holders of any class or series of either Seller's securities necessary to approve this Agreement, the Transaction and the other Transaction Documents contemplated hereby on behalf of the Sellers.

                           (iv)     Each Transaction  Document to which a Seller
                  is a party has been duly and validly executed and delivered by such Seller and, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes the valid and binding obligation of such Seller, enforceable against it in accordance with its respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies, including specific performance, may be subject to the discretion of any court before which any proceeding therefor may be brought.

                  (b) NON-CONTRAVENTION. Neither the execution and delivery by either Seller of any Transaction Document to which it is a party nor the consummation or performance by either Seller of any of the Transactions contemplated hereby and thereby will contravene, conflict with or result in any violation by such Seller under any provisions of or result in acceleration, termination, cancellation or modification of, or constitute a default under:

                           (i)      the     certificate     or    articles    of
                  incorporation, bylaws or similar governing documents of such Seller;

                           (ii)     any Requirements of Law;

                           (iii)    any order of any Governmental Entity; or

                           (iv) any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, Contract, lease or other instrument, obligation or agreement of any kind relating to the Business to which either Seller is now a party or by which the Business or the Assets may be bound or affected.

Neither the execution nor the delivery by either Seller of any Transaction Document will result in the creation or imposition of any Encumbrance (other than Permitted Encumbrances) of any nature whatsoever upon the Business or Assets.

                  (c) APPROVALS. Except as set forth on SCHEDULE 3.02(c) and as otherwise provided for in Section 3.10 below, no declaration, filing or registration with, or notice to or Consent of, any Governmental Entity or any other Person is necessary for the execution and delivery by either Seller of any Transaction Document to which it is a party or the consummation by either Seller of the Transactions contemplated hereby and thereby.

                  (d) COMPLIANCE.

                           (i) With regards to the Business and the Assets, neither of the Sellers nor their respective employees or agents is, or has been in the last 3 years, in violation in any material respect of, or has been given notice or been charged with any material violation of, any law, order, regulation, ordinance or judgment of any Governmental Entity.

                           (ii) Each of the Sellers has all permits, licenses and franchises from Governmental Entities material to the conduct of the Business as currently conducted and is in compliance in all material respects with the terms thereof. No violations have been reported in writing in respect of such permits, licenses and franchises. SCHEDULE 3.02(d)(ii) lists each permit, license and franchise of each Seller material to the Business. A true and complete copy of each such material permit, license and franchise of each Seller relating to the Business has been provided to Purchaser and as of the date of the Closing each such permit, license and franchise shall be assigned to Purchaser and be in full force and effect upon such assignment.

         SECTION 3.03 TITLE TO PROPERTIES; LIENS; CONDITION OF ASSETS. Each of the Sellers has good, valid and marketable title to all of the Assets, free and clear of any Encumbrances, other than the Permitted Encumbrances. At the Closing, the Sellers will convey to the Purchaser good title to the Assets, free and clear of any Encumbrances, other than the Permitted Encumbrances. All of the Physical Properties are in good operating condition and repair, subject to normal wear and tear, none of such Physical Properties are in need of maintenance or repairs except for ordinary, routine maintenance and such Physical Properties are suitable for and operating according to their intended use.

         SECTION 3.04   RECEIVABLES AND ASSUMED LIABILITIES.

                  (a) SCHEDULE 3.04 sets forth a true, correct and complete aged list of the Receivables of the Sellers as of the Cut-Off Date, showing separately those Receivables that, as of such date, had been invoiced or billed by each Seller and are outstanding (a) 30 days or less, (b) 31 to 60 days, (c) 61 to 90 days, (d) 91 to 120 days, and (e) more than 120 days. The Sellers shall as of the 15th and the last day of each month and on or before the fifth business day thereafter from the date hereof through the Closing Date deliver to Purchaser a schedule listing the Receivables collected on and after the Cut-Off Date. At Closing, Seller shall deliver a true, correct and complete updated list of such Receivables as of the Closing Date. Except as set forth on SCHEDULE 3.04, all Receivables outstanding as of the Cut-Off Date, and as of the Closing Date (i) are bona fide, or will have been bona fide, and arose, or will have arisen, from the sale of inventory or services to Persons not affiliated with either Seller and in the ordinary course of business consistent with past practice and (ii) are supported by a valid and enforceable Assumed Contract.

                  (b) SCHEDULE 3.04(b) sets forth a true, correct and complete list of the Assumed Liabilities as such items exist as of the Cut-Off Date. At Closing, Seller shall deliver a true, correct and complete updated list of such Assumed Liabilities as of the Closing Date. The Sellers shall as of the 15th and the last day of each month and on or before the fifth business day thereafter from the date hereof through the Closing Date deliver to Purchaser an updated schedule listing the Assumed Liabilities incurred, or any Assumed Liabilities paid, by Sellers after the Cut-Off Date. Each Assumed Liability (i) has arisen, or will have arisen, from the operation of the Business in the ordinary course of business consistent with past practice and (ii) is properly, or will be, properly and accurately reflected in the Business Records of the Sellers. Notwithstanding the foregoing, in no event shall the Sellers incur or pay, any Assumed Liability in excess of $10,000, without the express prior written consent of Purchaser.

         SECTION 3.05   ABSENCE OF CERTAIN EVENTS.

                  (a) From September 30, 2002 ("9/30/02") through the Cut-Off Date, each of the Sellers has conducted the Business only in the ordinary course of business consistent with past practice and there has not been any of the following, but solely insofar as they relate to the Business or the Assets:

                           (i) any material damage, destruction or loss, whether or not covered by insurance;

                           (ii)     any   mortgage  or  pledge  of  any  of  the
                  Business' property or Assets, tangible or intangible;

                           (iii) any sale, transfer, lease or disposal of Assets or incurrence, assumption, cancellation or compromise of any Indebtedness or claim (other than accounts receivable compromised in the ordinary course of business consistent with its past practice), or waiver or release of any right;

                           (iv)     receipt   of  any   notice   or   threat  of
                  termination of any Assumed Contract;

                           (v) any settlement or dismissal of any action, claim, demand or lawsuit by or before any Governmental Entity for an amount, in any individual case; or

                           (vi) execution of any Contract or letter of intent with respect to, or otherwise committed or agreed to do any of the foregoing.

                  (b) Since 9/30/02, there has not been an adverse change, whether direct or indirect, in the business, operations, condition, prospects, liabilities or assets of the Business, whether or not insured, and no fact, circumstance or event exists or has occurred which in any case could result in a Material Adverse Effect.

                  (c) Sellers further covenant and agree that from the Cut-Off Date through Closing they shall not take any action or enter into any Contract, agreement or letter of intent with respect to, or otherwise involving any item listed in Section 3.05(a)(i) through (vi), without Purchaser's prior written consent.

         SECTION 3.06 LITIGATION; INVESTIGATIONS. Except as specifically set forth on SCHEDULE 3.06, there are: (i) no claims, actions, suits, investigations or proceedings pending or, to the knowledge of the Sellers, threatened against, relating to, or affecting either of the Sellers (in connection with the Business or the Assets), the Business or the Assets, or to the knowledge of the Sellers, any employee, agent, officer or director of either of the Sellers relating to the Business, and (ii) no orders of any Governmental Entity or arbitrator outstanding against either of the Sellers

(in connection with the Business or the Assets), the Business or the Assets, or to the knowledge of the Sellers, any employee, agent, officer or director of either of the Sellers relating to the Business, or that could prevent or enjoin or delay in any respect, consummation of the Transactions contemplated hereby.

         SECTION 3.07   TAXES.

                  (a) Sellers have duly and timely filed all federal, state, local and foreign Tax Returns and other Tax reports required to be filed by each of them, and have timely paid all Taxes that have become due and payable, whether or not so shown on any such return or report, except such amounts as are being contested diligently and in good faith. Sellers have received no notice of, nor do Sellers have any knowledge of, any deficiency, assessment or audit, or proposed deficiency, assessment or audit from any Governmental Entity that could affect or result in the imposition of a Lien upon the Assets or create any transferee or other liability upon Purchaser.

                  (b)  The  Assets  are  not  subject  to  any  joint   venture,
partnership or other arrangement or contract that is treated as a partnership for federal income tax purposes.

                  (c) Within the past five (5) years, no claim has been made by a Governmental Entity of any jurisdiction in which the Sellers do not file Tax Returns that Sellers are or may be subject to taxation by that jurisdiction in respect of the Assets or the Business, nor is either Seller aware that any such assertion of jurisdiction is threatened.

                  (d) The unpaid Taxes of each of the Sellers (A) did not, as of the most recent fiscal month, exceed the reserve for tax liability (other than any reserve for deferred Taxes to reflect timing difference between book and Tax income set forth on the Seller's books and records) and (B) do not exceed that reserve as adjusted for the purpose of time through the Closing Date in accordance with past practice of each Seller in filing their respective Tax Returns.

         SECTION 3.08 ABSENCE OF LIABILITIES. Neither Seller has Liabilities, which are or may become Liabilities of the Business, whether accrued, absolute, contingent, matured or otherwise, whether due or to become due and whether or not the amount thereof is readily ascertainable, that are not reflected as a Liability in the Financial Statements except for Liabilities of no more than $5,000 individually and $10,000 in the aggregate which have been incurred by the Sellers in the ordinary course of conducting the Business consistent with past practices since 9/30/02 which are not otherwise prohibited by, in violation of or which will result in a breach of the representations, warranties and covenants of the Sellers contained in this Agreement.

         SECTION 3.09   MATTERS REGARDING THE FILM LIBRARY

                  (a) SCHEDULE 3.09(a) sets forth, on a title-by-title basis, a true, correct and complete list of the principal films and programs which constitute the Film Library, specifying for each such film and program in the Library the number of episodes produced.

                  (b) Except with respect to the Permitted Encumbrances, the Sellers own good and marketable title to, hold fully valid, enforceable and exclusive licenses of or are otherwise duly authorized to use substantially all rights under all copyrights, trademarks, service marks, trade secrets and other Intellectual Property used or otherwise exploited by Sellers in connection with the Business or the Assets, including, without limitation, the Film Assets and the Film Library, and the rights to use, duplicate, distribute, merchandise, create derivative works based upon, publicly perform, and publicly display the Film Assets, other than as limited by the underlying acquisition agreements and production agreements of the titles listed on Schedule 3.09(a).

                  (c) SCHEDULE 3.09(c)(i) sets forth a true, correct and complete list of all copyright registrations, registration numbers and serial numbers by the issuing authority related to the Film Library. SCHEDULE
3.09(c)(ii) sets forth a true, correct and complete list of all trademarks, service marks, trade names, domain names and logos, and all registrations, registration numbers and serial numbers by the issuing authority thereof, included in the Film Library. SCHEDULE 3.09(c)(iii) sets forth a true, correct and complete list (the "Physical Properties Schedule") of each location at which the Physical Properties are held or stored and a general description of the nature or type of

Physical Properties held or stored thereat and, at the Closing, Purchaser shall have exclusive ownership of such Physical Properties, subject to any Permitted Encumbrances.

                  (d) The ownership, use or exploitation of the Film Library by any means in connection with the Business and operations of Sellers or their Affiliates with respect to the Business or the Assets prior to the Closing does not and will not infringe or misappropriate the rights of any other Person, including, without limitation, any rights relating to defamation, contract, trademark, unfair competition, copyright, trade secret, privacy or publicity. Neither Seller nor any Affiliate of Sellers has received any notice of infringement or misappropriation or other notice of claim relating to the Film Library including, without limitation, oppositions filed in respect to Sellers' trademark applications, if any. Further, no presently existing assignment, license or other transfer to Sellers of any portion of the Film Library or of any rights thereunder is now or, to the knowledge of the Sellers, will in the future become subject to rescission, cancellation or termination (except as may occur by operation of statute pursuant to Section 304 of the Copyright Act of 1976, as amended, or any equivalent foreign statutes to which the Film Assets may be subject, or, with respect to any Assumed Contract, as expressly set forth by its terms).

                  (e) All advances, guarantees, Guild Payments, Residuals and Participations, laboratory payments, open purchase orders, costs and fees charged by agents and sub-agents, and other amounts or obligations owed, due, invoiced or payable prior to or on the Closing Date by any Seller, any of its Affiliates or any of its predecessors-in-interest pursuant to or under the Assumed Contracts or otherwise in respect of the Film Library have been, or at the Closing will have been, fully and accurately accounted for, and if due, paid and discharged, except where challenged by Sellers in good faith by appropriate proceedings.

                  (f) Except pursuant to the Assumed Contracts, there are no Persons that have (or will have) any rights to participate in the development, production, distribution or financing of any portion of the Film Library.

                  (g) There has been, and through the Closing there will be, no lapse in coverage with respect to any errors and omissions and/or general liability insurance policies carried by Sellers and their Affiliates with respect to the Business or the Assets.

                  (h) None of the licensors under any Film Asset Acquisition Agreement to which either Seller is a party has exercised any right to buy back any rights granted to Sellers in the Film Library nor have any such rights reverted to any licensor nor has any such licensor purported to terminate or rescind any such rights.

                  (i) All of the artwork, packaging, publicity, promotional materials and advertising prepared by Sellers relating to the Film Library has been prepared in accordance with and is in compliance in all material respects with all of the requirements of the applicable Film Contracts and requirements of applicable laws which are customarily applicable to transactions of the type contemplated herein.

                  (j) The transfer of the Assets pursuant to this Agreement will vest in Purchaser all rights with respect to musical compositions and sound recordings licensed from third parties and contained in the Assets necessary for the lawful distribution, exhibition and exploitation of the Film Library without infringing or violating any laws or rights of third parties; and the performance rights of all non-dramatic music contained in the Film Library (whether in connection with musical compositions or sound recordings) are: (i) controlled by a performing rights organization such as the American Society for Composers Authors and Publishers ("ASCAP"), Broadcast Music Inc. ("BMI"), SESAC, Inc., PRS, and/or SOCAN, (ii) available for license from the party(ies) controlling such rights, (iii) in the public domain, or (iv) controlled by Sellers directly or through license(s), and if so, then such rights are granted herewith.

         SECTION 3.10   CONTRACTS.

                  (a) SCHEDULE 3.10 sets forth a complete and accurate list of all (i) agreements pursuant to which Sellers have licensed any of its rights under any copyright, trademark, service mark, trade secret or other Intellectual Property used or otherwise exploited by Sellers in connection with the Business or the Assets and (ii) certain miscellaneous agreements related to the Business. Other than those agreements set forth on Schedule 3.10, the Assumed Contracts consists only of production contracts associated with the programs and films constituting the

Film Library. Each of the Assumed Contracts is in full force and effect and enforceable in accordance with its terms. Neither Seller has received notice of cancellation of or intent to cancel, or notice to make a modification or intent to make a modification in, any of the Assumed Contracts. The consummation of the Transactions hereunder will not result in the early termination of any of the Assumed Contracts or have a material adverse effect on the relationships between the Business and its customers. There exists no event of default or occurrence, condition or act on the part of either Seller or, to the best knowledge of the Sellers, on the part of the other parties to such Assumed Contracts which constitutes or would constitute (with notice or lapse of time or both) a breach under, or cause or permit acceleration of, any obligation of the Sellers and/or the Business. Except as specifically set forth on SCHEDULE 3.02(c) no Consent of any other party to any of the Assumed Contracts is required in connection with the execution, delivery and performance of this Agreement by the Sellers, which Consents shall be obtained prior to Closing; provided however, that Assumed Contracts that require the Consent of a party in connection with the execution, delivery and performance of this Agreement by Sellers and that (i) involve amounts less than $100,000 and (ii) do not call for any current, deferred or other payment to Sellers or any action by the parties thereto other than Sellers need not be listed on SCHEDULE 3.02(c) (such Assumed Contracts are referred to as the "Unlisted Assumed Contracts"). If a consent of a third party that is required in order to assign an Unlisted Assumed Contract is not obtained prior to the Closing Date, or if an attempted assignment of such Unlisted Assumed Contract would be ineffective or would adversely affect Seller's ability to convey its interest to Purchaser, Sellers shall cooperate with Purchaser in any lawful arrangement to provide that Purchaser shall receive Sellers' entire interest in the benefits under any such Unlisted Assumed Contract including, without limitation, enforcement for the benefit of Purchaser of any and all rights of Sellers against any other party thereto arising out of the breach or cancellation thereof by such party or otherwise; provided, however, that the failure to obtain such Consent shall not constitute a breach of any obligation of Sellers pursuant to this Agreement. The Sellers have delivered or made available to Purchaser true and complete copies of each Assumed Contract listed in SCHEDULE 3.10.

                  (b) Neither Seller is a party to or bound by any agreement containing noncompetition, confidentiality, standstill or similar restriction, "change of control" or other limitations restricting the conduct of the Business.

                  (c) Neither Seller is a party to or bound by any of the following types of contractual obligations relating to the Business or the
Assets:

                           (i) any mortgage, indenture, note, installment obligation or other instrument, agreement or arrangement for or relating to any borrowing of money granting or evidencing a Lien on the Business and/or Assets or any other Indebtedness;

                           (ii) any guaranty, direct or indirect, of any obligation for borrowings or otherwise relating to the Business and/or the Assets, excluding endorsements made for collection in the ordinary course of business;

                           (iii) any obligation of the Business to make payments, contingent or otherwise, arising out of any prior acquisition of the business, assets or stock of other persons;

                           (iv) any shareholders or joint venture agreement, or partnership, joint venture, joint development, co-marketing, co-promotion, co-packaging, or similar agreement;

                           (v)      any   Contracts   involving   any   material
                  resolution   or   settlement   of  any  actual  or  threatened
                  litigation, arbitration, claim or other dispute; or

                           (vi) other than the production contracts associated with the programs and films constituting the Film Library, any other Contracts that are material to the Business taken as a whole.

         SECTION 3.11   EMPLOYEE BENEFIT PLANS.

                  (a) "Employee Benefit Plan" means any Employee Program which is maintained, administered, sponsored or contributed to by either Seller or an ERISA Affiliate, which covers any Employee or Retiree or with respect to which an obligation of either Seller or an ERISA Affiliate to make any contribution exists is referred to herein as a "Company Employee Plan."

                  (b) None of the Sellers or ERISA Affiliates has any unsatisfied material liability, or any unpaid material fine, penalty or tax, with respect to any Company Employee Plan or any other Employee Program. There has been no "prohibited transaction" (within the meaning of Section 406 of ERISA or Section 4975 of the Code), with respect to any Company Employee Plan. Each Seller and ERISA Affiliate has made full and timely payment of all contributions required to be made by it to each Company Employee Plan by the terms of such plan or under the applicable law, except that all contributions which are so required to be made by each Seller or ERISA Affiliate to each Company Employee Plan for any period ending prior to the Closing, but which are not due by the date of the Closing, shall be properly reserved or accrued in the appropriate financial statements.

                  (c) Sellers and their ERISA Affiliates will not, in connection with the Transactions contemplated by this Agreement, cease to provide any group health plan coverage to their employees in a manner that would cause Purchaser to be deemed a successor employer of such Seller or its ERISA Affiliates within the meaning of Treasury Regulations Section 54.4980B-9 Q&A8(c).

         SECTION 3.12 MAJOR CUSTOMERS. SCHEDULE 3.12 lists the names of the twenty largest customers (by revenues generated) for the Business during the twelve months ended December 31, 2002. Except as set forth in SCHEDULE 3.12, there have been no adverse changes in the relationships between the Sellers and the customers listed on SCHEDULE 3.12, since December 31, 2001.

         SECTION 3.13   RESERVED.

         SECTION 3.14   INSURANCE.

                  (a) SCHEDULE 3.14 contains a complete and accurate list of all insurance policies the premiums of which are being paid by PM or Sunland currently providing and that for the past three years have been providing coverage in favor of either Seller (or any predecessor thereto) related to the Business specifying the insurer and type of insurance under each, other than any insurance policy related to a specific film title that are no longer in effect. The Sellers have heretofore delivered to the Purchaser true, correct and complete copies of all such policies. Each current policy is in full force and effect, all premiums are currently paid, no notice of cancellation or termination has been received with respect to any such policy and, to the knowledge of each of the Sellers, there is no threatened increase in premiums or cancellation or termination of any such policy. Neither of the Sellers (or any predecessor thereto) has been refused any insurance, including, but not limited to, errors and omissions insurance, with respect to the Assets or Business, nor has its coverage been limited by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance during the last three years. The insurance specified on SCHEDULE 3.14 has been effective, in full force and effect, without interruption since the date specified on SCHEDULE
3.14 as the initial date of coverage.

                  (b) There is no claim by either Seller under any insurance policy listed on SCHEDULE 3.14. Neither the Business nor the Assets has had any casualty loss or occurrence which may give rise to any claim of any kind not covered by insurance and to the Sellers knowledge, there are no occurrences which may give rise to any claim not covered by insurance.

         SECTION 3.15 TRANSACTIONS WITH AFFILIATES. None of the Sellers or the officers, directors, Affiliates, employees or stockholders of either Seller
(a) has borrowed money from, or loaned money to, either Seller, (b) is a party to any Assumed Contract with either Seller, (c) has asserted or threatened to assert any claim against either Seller, (d) is engaged in any transaction with either Seller relating to the Business or the Assets, (e) has any direct or indirect financial interest in any competitor, supplier, customer, or distributor of either Seller as it relates to the Business, or (f) owns, directly or indirectly, in whole or in part, or has any other interest in, any tangible or intangible property or other Assets which either Seller uses or has used or proposes to use in the conduct of the Business.

         SECTION 3.16   BULK SALES.   The bulk sales  laws of the  jurisdictions
in which the Business is conducted are not applicable to the Transactions contemplated hereby.

         SECTION 3.17 DISCLOSURE. No representation, warranty or statement made by either Seller in (i) this Agreement or (ii) the Schedules attached hereto, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact required to be stated herein or therein or necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

         SECTION 3.18 BROKERS AND FINDERS. Neither of the Sellers nor any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any investment banking fees, brokerage fees, commissions or finder's fees in connection with the Transactions contemplated by this Agreement

         SECTION 3.19 SOLVENCY. Effective as of the date hereof and immediately following the Closing, each Seller's assets, at a fair valuation, shall exceed the amount of such Seller's debts, at a fair valuation. Both prior to and after the consummation of the Transactions, Sellers were able to and shall be able to discharge their debts as they became due or become due, as the case may be.


                                  ARTICLE IV.

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

         Purchaser represents and warrants to and for the benefit of the Seller, as of the date hereof and as of the Closing Date, except with respect to any particular subsection of this Article IV to the extent specifically described in the corresponding subsection, or any other subsection, if it is reasonably apparent on its face from the disclosure that such other subsection applies, of that certain schedule (the "Purchaser's Disclosure Schedule"), dated as of the date of this Agreement, delivered to the Sellers on behalf of the Purchaser, a copy of which is attached hereto and incorporated herein by this reference, as follows:

         SECTION 4.01 ORGANIZATION AND QUALIFICATION. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The copies of the certificate of incorporation and bylaws of the Purchaser, as heretofore made available to Sellers, are correct and complete in all respects.

         SECTION 4.02   AUTHORITY.

                  (a) AUTHORITY.

                           (i) The Board of Directors of the Purchaser has taken all action to authorize and approve the Transaction Documents and the Transactions. The Purchaser has all
                  requisite  power and  authority to enter into the  Transaction
                  Documents to which it is a party and to consummate the Transactions contemplated hereby and thereby.

                           (ii) The execution, delivery and performance by the Purchaser of each Transaction Document to which it is a party and the consummation by the Purchaser of the Transactions contemplated hereby and thereby have been duly authorized by all corporate action on the part of the Purchaser and no other corporate proceedings on the part of the Purchaser are necessary to authorize each Transaction Document.

                           (iii) Each Transaction Document to which Purchaser is a party has been duly and validly executed and delivered by Purchaser and, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes the valid and binding obligation of Purchaser, enforceable against it in accordance with its respective terms, except as would be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies, including specific performance, may be subject to the discretion of any court before which any proceeding therefor may be brought.

                  (b) NON-CONTRAVENTION. Neither the execution and delivery by Purchaser of any Transaction Document to which it is a party nor the consummation or performance by Purchaser of any of the Transactions contemplated hereby and thereby will contravene, conflict with or result in any violation by Purchaser under any provisions of or result in acceleration, termination, cancellation or modification of, or constitute a default under:

                           (i)      the     certificate     or    articles    of
                  incorporation,   bylaws  or  similar  governing  documents  of
                  Purchaser;

                           (ii)     any Requirements of Law;

                           (iii)    any order of any Governmental Entity; or

                           (iv) any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, Contract, lease or other instrument, obligation or agreement of any kind to which Purchaser is now a party.

                  (c) APPROVALS. Except as set forth on SCHEDULE 4.02(c), no declaration, filing or registration with, or notice to or Consent of, any Governmental Entity or any other Person is necessary for the execution and delivery by Purchaser of any Transaction Document to which it is a party or the consummation by Purchaser of the Transactions contemplated hereby and thereby.

         SECTION 4.03   FINANCING.   The  Purchaser  has  commitments  for   the
financing  necessary  to  consummate  the  Transactions   contemplated  by  this
Agreement and the other Transaction Documents.

         SECTION 4.04 DISCLOSURE. No representation, warranty or statement made by Purchaser in (i) this Agreement or (ii) the Schedules attached hereto, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact required to be stated herein or therein or necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

         SECTION 4.05 BROKERS AND FINDERS. Neither Purchaser nor any of its officers, directors or employees has employed any broker or finder or incurred any liability for any investment banking fees, brokerage fees, commissions or finder's fees in connection with the Transactions contemplated by this Agreement.


                                   ARTICLE V.

                         PRE-CLOSING COVENANTS OF SELLER

         Except as set forth in SCHEDULE V or with the prior written consent of the Purchaser, the Sellers shall comply with the provisions of this Article V after the date hereof and prior to the Closing Date or earlier termination of this Agreement.

         SECTION 5.01 ORDINARY COURSE OF BUSINESS. Each of the Sellers shall conduct the Business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and use best efforts to preserve the Assets and the Business, preserve relationships with customers, suppliers, franchisors, distributors and others having business dealings with it and keep available the services of their present officers and employees, in each case in the ordinary course of business consistent with past practice. Neither Seller will take any action with the purpose of causing any of the conditions to the Purchaser's obligations set forth in Article VII hereof to not be satisfied. Except as expressly contemplated by this Agreement, neither Seller shall without the prior written consent of the Purchaser:

                  (a) enter into any commitment or transaction relating to the Business not in the ordinary course of business;

                  (b) acquire or agree to acquire by merging or consolidating the Business with, or by purchasing any assets or equity securities of, or by any other manner, any Person (other than purchases of marketable securities in the ordinary course of business consistent with past practice);

                  (c) liquidate, dissolve or otherwise reorganize if such action would have any effect whatsoever on the Business or the Assets;

                  (d) enter into, modify, amend or waive any terms of any Assumed Contract;

                  (e) take any action or engage in any transaction which would cause any representation or warranty of the Sellers hereunder to be untrue as of the Closing Date;

                  (f) accelerate the receipt of payment with respect to receivables or slow down the payment of payables relating to the Business, except in the ordinary course of business consistent with past practice;

                  (g) revalue any of the Assets, including without limitation, writing down the value of inventory or writing off notes or accounts receivable, except as required under GAAP and in the ordinary course of business;

                  (h) enter into any agreement with any of its Affiliates relating to the Business; or

                  (i) agree in writing to take any of the actions described in subsections (a)-(h) above.

         SECTION 5.02   CAPITAL  COMMITMENTS.   Except  for  those  expenditures
specifically set forth in SCHEDULE 5.02, neither Seller shall make any capital commitments relating to the Business.

         SECTION 5.03 CERTAIN ACTIONS. Neither Seller shall sell, lease, transfer, license, pledge, encumber or otherwise dispose of any Assets or incur any Liabilities or obligations of any nature whatsoever relating to the Assets or the Business (whether absolute, accrued, contingent or otherwise and whether due or to become due), except for Liabilities or obligations incurred in the ordinary course of business in substantially the same manner as heretofore conducted. The Sellers shall cause all Indebtedness and other Liabilities (other than the Assumed Liabilities) relating to the Assets and the Business, including fees, costs and expenses of the Sellers in connection with the Transactions, to be paid in full on or prior to the Closing.

         SECTION 5.04 LOANS AND ADVANCES. Neither Seller shall make loans or advances, capital contributions to, or investments in, any Person which relates to the Business except for the payment of salary and benefits to or for advances for travel and other normal business expenses to, the officers or employees of the Sellers.

         SECTION 5.05 ACCOUNTING. Neither Seller shall make any changes in its accounting methods relating to the Assets or the Business, except as required by law, rule, regulation or GAAP.

         SECTION 5.06 INSURANCE. The Sellers shall maintain with financially responsible insurance companies (or through self-insurance not inconsistent with such party's past practice) insurance in such amounts and against such risks and losses with respect to the Assets and the Business as is currently maintained by the Sellers.

         SECTION 5.07 PERMITS. Each of the Sellers shall use its best efforts to maintain in effect all existing material permits pursuant to which each Sellers operates the Business.

         SECTION 5.08 ACTIONS. Neither Seller shall institute, settle or dismiss any action, claim, demand, lawsuit, proceeding, arbitration or grievance by or before any Governmental Entity threatened against, relating to or involving the Assets or the Business of the Sellers other than in the ordinary course of business consistent with past practices.

         SECTION 5.09 MAINTENANCE OF ASSETS. Each of the Sellers shall maintain all the Assets in good repair and condition, except to the extent of wear or use in the ordinary course of business and consistent with past practice or damage by fire or other unavoidable casualty.

         SECTION 5.10 TAX MATTERS. Without the prior written consent of the Purchaser, neither Seller shall, in so far as the following are conducted in connection with, or related to or affecting, the Business or the Assets, (i) make or change any election, (ii) change an annual accounting period, (iii) adopt or change any accounting method, (iv) file any amended Tax Return, (v) enter into any closing agreement, (vi) settle any Tax claim or assessment, (vii) surrender any right to claim a refund of Taxes, (viii) consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment, or
(ix) take any other action relating to the filing of any Tax Return or the payment of any Tax.

         SECTION 5.11 ACCESS AND INVESTIGATION. Each of the Sellers shall use its commercially reasonable efforts to ensure that at all times from the date hereof through the Closing Date:

                  (a) each of the Sellers and their respective representatives shall provide the Purchaser and its representatives with free and complete access at reasonable times and upon reasonable notice, to the Assets, and to all existing books, records, Tax Returns, work papers and other documents and information relating to the Business;

                  (b) each of the Sellers and their respective representatives shall provide the Purchaser and its representatives with such copies of existing books, records, Tax Returns, work papers and other documents and information relating to the Business as the Purchaser may reasonably request in good faith; and

                  (c) each of the Sellers and their respective representatives shall compile and provide the Purchaser and its representatives with such additional financial, operating and other data and information regarding the Business as the Purchaser may reasonably request in good faith.

         SECTION 5.12   NO NEGOTIATION.

                  (a) Each of the Sellers shall ensure that neither of the Sellers nor any of their respective subsidiaries, officer, directors, employees, shareholders, Affiliates, investment bankers, attorneys, accountants, agents or other advisor or representative of such Sellers, directly or indirectly:

                           (i)      solicit, initiate or knowingly facilitate or
                  encourage  the   submission  of  any  proposal   regarding  an
                  Acquisition of the Assets or the Business;

                           (ii) participate in any discussions or negotiations regarding, or furnish to any Person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes an Acquisition of the Assets or the Business, or enter into any agreement with respect to any Acquisition of the Assets or the Business, other than with Purchaser.

                  (b) Subject to the provisions of Section 10.02 below, nothing contained in this Section 5.12 shall prevent the Board of Directors of Sunland from considering, negotiating, discussing, approving and recommending to the shareholders of Sunland a bona fide Acquisition of the Assets or the Business not solicited in violation of this Agreement, provided that (i) the Board of Directors of Sunland determines in good faith, upon advice of outside counsel, that it is required to do so in order to discharge properly its fiduciary duties and (ii) Sunland immediately shall provide Purchaser with written notice of such determination. Nothing contained in this Section 5.12 shall prohibit the Board of Directors of Sunland from complying with Rule 14e-2 promulgated under the Exchange Act with regard to a tender or exchange offer; provided, however, that Sunland immediately shall provide Purchaser with written notice of such offer. If the Board of Directors of Sunland receives a request for information by a Person who makes, or indicates that it is considering making, an offer of a bona fide Acquisition of the Assets or the Business, and the Board of Directors determines in good faith and upon the advice of outside counsel that it is required to cause Sunland to act as provided in this Section 5.12(b) in order to discharge properly the directors' fiduciary duties, then, provided (i) such Person has executed a confidentiality agreement substantially similar to the one then in effect between Sunland and Purchaser and (ii) Sunland has notified Purchaser in writing of such request, Sunland may provide such Person with access to information regarding Sunland, the Business or the Assets.

                  (c) Without limiting the foregoing, it is understood that any violation of the restrictions set forth in this Section 5.12 by any officer, director, employee, affiliate, shareholder, investment banker, attorney, accountant, agent or other advisor or representative of either Seller, whether or not such individual is purporting to act on behalf of such Seller, or otherwise, shall be deemed to be a breach of the Section by the Sellers. Sellers shall notify the Purchaser promptly of the receipt of any notice, discussions or requests for information relating to an Acquisition of the Assets or the Business.

         SECTION 5.13   SHAREHOLDER APPROVAL.

                  (a) As soon as practicable after the date of this Agreement, and in no event later than fifteen (15) business days after the date hereof, Sellers shall prepare and cause to be filed with the SEC a proxy statement pursuant to Rule 14a-3 promulgated under Section 14A of the Exchange Act (together with any amendments or supplements thereto, the "Proxy Statement") in connection with the approval and adoption of this Agreement, the Transaction and the other Transaction Documents. The Proxy Statement shall include a statement that Sunland's Board of Directors has approved this Agreement, determined that this Agreement, the Transaction and the other Transaction Documents are in the best interests of Sunland's shareholders and recommends that Sunland's shareholders vote in favor thereof, and Sunland shall use its commercially reasonable efforts to solicit such votes from its shareholders. The Proxy Statement shall comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated thereunder. Sellers shall immediately advise Purchaser if the Proxy Statement, including any amendments or supplements thereto, at the time filed with the SEC, as of the date of mailing to the shareholders of Sunland or at any other time, contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statement therein, in light of the circumstances under which they are made, not misleading. Sunland shall respond promptly to any comments of the SEC or its staff with respect thereto and use its best efforts to have the Proxy Statement cleared by the SEC as soon as practicable after its filing. Sunland shall also promptly furnish to Purchaser and its counsel copies of any correspondence received from the SEC, and shall permit representatives of the Purchaser to attend any telephone calls with the SEC that discuss comments made by its staff. As soon as practicable after clearance by the SEC of the Proxy Statement, Sunland shall mail the Proxy Statement to its shareholders. In addition, Sunland shall take all action necessary in accordance with applicable Laws and its charter to duly call, give notice of, convene and hold a meeting of its shareholders as soon as practicable solely to consider and approve this Agreement, the Transaction and the Transaction Documents.

                  (b) In the event that prior to the Sellers' filing of the Proxy Statement, Sunland receives authorization by written consent from that number of holders of its capital stock necessary to approve this Agreement, the Transaction and the other Transaction Documents, then notwithstanding the provisions of this Section 5.13 to the contrary, as soon as practicable after the date of this Agreement, and in no event later than fifteen (15) business days after the date hereof, Sellers shall prepare and cause to be filed with the SEC an information statement pursuant to Rule 14(c) promulgated under Section 14A of the Exchange Act (together with any amendments or supplements thereto, the "Information Statement") in connection with the approval and adoption of this Agreement, the Transaction and the other Transaction Documents, and shall take all other actions necessary and consistent with the provisions of this
Section 5.13, with respect to the Information Statement.

                  (c) As promptly as practicable, Sellers shall properly prepare and file any other filings required under the Securities Act, the Exchange Act or any other Laws (including, without limitation, state securities and "blue sky" laws) relating to the Transactions contemplated by this Agreement and the other Transaction Documents (collectively, "Other Filings").

                  (d) Sellers shall provide copies of drafts of the Proxy Statement or the Information Statement, as the case may be, to Purchaser and its counsel at least two (2) business days prior to the date of filing of such document with the SEC (including with respect to each amendment or supplement thereto) so as to allow Purchaser to review and comment on such documents. Such review shall not be deemed a review by Purchaser or its counsel as to whether the Sellers have properly complied with SEC rules or regulations. Prior to the filing of the Proxy Statement or the Information Statement, as the case may be, with the SEC, the Sellers shall consider in good faith any comments made by, or changes requested by, Purchaser or its counsel.

         SECTION 5.14 ADJUSTMENT RELATED TO PERIOD BETWEEN CUT OFF AND CLOSING DATES.

                  (a) It is agreed and acknowledged by Sellers and Purchaser that, pursuant hereto, Sellers shall collect the proceeds of all Receivables received on or after the Cut-Off Date, but prior to Closing, and Purchaser is entitled to the proceeds of all such Receivables, less any amounts required to satisfy obligations arising under the Assumed Liabilities identified in Section
1.03 on or after the Cut-Off Date and prior to the Closing Date. In the event that any such proceeds remain after the payment of any obligations arising under the Assumed Liabilities identified in Section 1.03 on or after the Cut-Off Date but prior to the Closing Date, then Sellers shall retain such remaining proceeds and the Purchase Price shall be decreased, on a dollar for dollar basis, by the amount by which the proceeds from such Receivables exceed the Assumed Liabilities. In the event that the payment of any obligations arising under the Assumed Liabilities identified in Section 1.03 on or after the Cut-Off Date but prior to the Closing Date exceeds the proceeds received by Sellers from the Receivables on or after the Cut-Off Date and prior to the Closing Date, the Purchase Price shall be increased, on a dollar for dollar basis, by the amount by which such Assumed Liabilities exceeds the proceeds from such Receivables.

                  (b) Approximately three business days prior to Closing, Purchaser and Sellers shall agree to an estimate of the proceeds received by Sellers from the Receivables on or after the Cut-Off Date and prior to the Closing Date and the amount of payment of any obligations arising under the Assumed Liabilities identified in Section 1.03 on or after the Cut-Off Date but prior to the Closing Date and the estimated adjustment to the Purchase Price (the "Estimated Adjustment") using the most recent financial information available. Within 60 days after the Closing Date, Purchaser will prepare and deliver to the Sellers a statement of proceeds received by Sellers from the Receivables on or after the Cut-Off Date and prior to the Closing Date and the amount of payment of any obligations arising under the Assumed Liabilities identified in Section 1.03 on or after the Cut-Off Date but prior to the Closing Date and the amount of the adjustment to the Purchase Price (the "Post-Closing Adjustment Statement"). The Post-Closing Adjustment Statement as appropriate to reflect the resolution of any objections thereto in accordance with Section 5.14(c), and the amount of adjustment on the Post-Closing Adjustment Statement, after resolution of all such objections, is referred to herein as the "Final Adjustment." If the Final Adjustment results in an increase in the Purchase Price ,as adjusted by the Estimated Adjustment, Purchaser will pay to the Sellers the amount of such increase. If the Final Adjustment results in a decrease in the Purchase Price ,as adjusted by the Estimated Adjustment, the Sellers will direct the Escrow Agent to pay to the Purchaser out of the Indemnity Escrow Funds the amount of such decrease. Any such payment shall be made by wire transfer or delivery of other immediately available funds within three business days after the date on which the Final Adjustment is ultimately determined.

                  (c) If the Sellers do not give notice of dispute within 15 days of receiving the Post-Closing Adjustment Statement, such statement shall be deemed accepted by the Sellers and shall become the Final Adjustment. If Sellers have objections to the statement, they shall deliver a detailed statement describing their objections to Purchaser within 15 days after receiving the statement. Purchaser and the Sellers will use reasonable efforts to resolve any such objections themselves. If the parties do not obtain a final resolution within 10 days after receipt of a statement of objections, Purchaser and the Sellers will select within three business days an accounting firm mutually acceptable to them to resolve any remaining objections. Such accounting firm will render a determination of the applicable dispute within 45 days after referral of such matter to the accounting firm. The determination of any accounting firm so selected will be set forth in writing, and must be limited to the position of either Purchaser or the Sellers, and must set forth in reasonable detail the basis therefor, and will be conclusive and binding upon the parties. In the event the parties submit any unresolved objections to an accounting firm for resolution as provided in this Section 4.1(d), Purchaser and the Sellers will pay the fees and expenses of the accounting firm based upon the degree to which the accounting firm accepts the position of the individual parties.


                                  ARTICLE VI.

                       PRE-CLOSING COVENANTS OF EACH PARTY

         SECTION 6.01 NOTIFICATION OF CERTAIN MATTERS. During the pre-Closing period, each party hereto shall promptly notify the other in writing of:

                  (a) the discovery by it of any event, condition, fact or circumstance that occurred, arose or existed on or prior to the date of this Agreement or occurs, arises or exists after the date of this Agreement and that caused or constitutes or could cause or constitute a breach of any representation or warranty made by such party in this Agreement;

                  (b) any breach of any covenant or obligation made by it; and

                  (c) any event, condition, fact or circumstance that may make the timely satisfaction of any of the conditions set forth in Article VII or
Article VIII impossible or unlikely.

         SECTION 6.02 CONSENTS. Each party hereto shall use its commercially reasonable efforts to ensure that:

                  (a) each filing, notice or certificate required to be made or given (pursuant to any applicable Legal Requirement, order or Contract, or otherwise) by it in connection with the execution and delivery of this Agreement or in connection with the consummation or performance of any of the Transactions is made or given as soon as practicable after the date of this Agreement;

                  (b) each Consent set forth on SCHEDULE 3.02(c) and SCHEDULE 4.02(c) required to be obtained (pursuant to any applicable legal requirement, order or Contract, or otherwise) by it in connection with the execution and delivery of this Agreement or in connection with the consummation or performance of any of the Transactions is obtained as soon as practicable after the date of this Agreement and remains in full force and effect through the Closing Date;

                  (c) it shall promptly deliver to the other parties, a copy of each filing made, each notice given and each Consent obtained by it during the pre-Closing period; and

                  (d) during the pre-Closing period, it and its respective representatives cooperate with the other parties and with the other parties' representatives, and prepare and make available such documents and take such other actions as the other parties may reasonably request in good faith, in connection with any filing, notice or Consent that it is required or elects to make, give or obtain.


                                  ARTICLE VII.

                           CONDITIONS PRECEDENT TO THE
                         PURCHASER'S OBLIGATION TO CLOSE

         The obligation of the Purchaser to purchase the Business and the Assets is subject to the satisfaction, at or before the Closing, of the conditions set out below. The benefit of these conditions are for the benefit of the Purchaser only and may only be waived in a writing signed by the Purchaser at any time in its sole discretion.

         SECTION 7.01 ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Sellers shall be true and correct in all material respects (except for representations and warranties that contain qualifications as to materiality, which shall be true and correct in all respects and except for representations and warranties that are subject to items set forth on a Schedule hereto, which shall be true subject to such items) at and as of the date when made and as of the Closing Date as though made at that time, and the Purchaser shall have received a certificate attesting thereto from the Sellers signed by a duly authorized officer of each of the Sellers.

         SECTION 7.02 PERFORMANCE BY THE SELLERS. Each of the Sellers shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement and the Purchaser shall have received a certificate signed by a duly authorized officer of each of the Sellers attesting to that effect.

         SECTION 7.03 OPINION OF SELLERS' COUNSEL. The Purchaser shall have received from Stubbs Alderton & Markiles, LLP, counsel to the Sellers, an opinion of counsel, dated as of the Closing Date and addressed to the Purchaser in the form attached hereto as EXHIBIT D.

         SECTION 7.04 MATERIAL ADVERSE CHANGE. There shall not have been any changes or events which have resulted or could result in a Material Adverse Effect.

         SECTION 7.05 NO LITIGATION. There shall not have been issued and be in effect any order of any court or tribunal of competent jurisdiction which (i) prohibits or makes illegal the purchase by the Purchaser of the Assets, (ii) would require the divestiture by the Purchaser of all or any portion of the Assets or the Business as a result of the Transactions contemplated hereby, or
(iii) would impose limitations on the ability of the Purchaser to effectively exercise full rights of ownership of the Assets or of all or any portion of the Business as a result of the Transactions contemplated hereby.

         SECTION 7.06 NO INJUNCTION. On the Closing Date there shall be no effective injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction directing that the Transactions provided for herein or any of them not be consummated as so provided or imposing any conditions on the consummation of the Transactions contemplated hereby.

         SECTION 7.07 ESCROW AGREEMENTS. The Escrow Agent and Sellers shall have executed and delivered to Purchaser the Escrow Agreements.

         SECTION 7.08   NO ENCUMBRANCES.   At the Closing, Sellers shall deliver
the Assets free and clear of any Encumbrances whatsoever (other than the Permitted Encumbrances).


                                 ARTICLE VIII.

            CONDITIONS PRECEDENT TO THE SELLERS' OBLIGATIONS TO CLOSE

         The obligation of the Sellers to sell the Business and the Assets is subject to the satisfaction, at or before the Closing, of the conditions set out below. The benefit of these conditions are for the Sellers only and may be waived by the Sellers in writing at any time in their sole discretion.

         SECTION 8.01 PURCHASE PRICE. Sellers shall have received the amounts set forth (i) in Section 1.06(b) pursuant to the terms of the Earnest Money Escrow Agreement and (ii) in Section 1.06(c), and the Escrow Agent shall have received the amounts set forth in Sections 1.06(d) and (e).

         SECTION 8.02 ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of Purchaser shall be true and correct in all material respects (except for representations and warranties that contain qualifications as to materiality, which shall be true and correct in all respects and except for representations and warranties that are subject to items set forth on a Schedule hereto, which shall be true subject to such items) at and as of the date when made and as of the Closing Date, as though made at that time, and the Seller shall have received a certificate attesting thereto signed by a duly authorized officer of the Purchaser.

         SECTION 8.03 PERFORMANCE BY PURCHASER. The Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement and the Sellers shall have received a certificate of a duly authorized officer of the Purchaser to such effect.

         SECTION 8.04 NO LITIGATION. There shall not have been issued and be in effect any order of any court or tribunal of competent jurisdiction which (i) prohibits or makes illegal the sale by the Sellers of the Assets or the Purchase by the Purchaser of the Assets or (ii) would impose limitations on the ability of the Sellers to effectively transfer full rights of ownership of the Assets or of all or any portion of the Business as a result of the Transactions contemplated hereby.

         SECTION 8.05 NO INJUNCTION. On the Closing Date there shall be no effective injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction directing that the Transactions provided for herein or any of them not be consummated as so provided or imposing any conditions on the consummation of the Transactions contemplated hereby.

         SECTION 8.06 ESCROW AGREEMENTS. The Escrow Agent and Purchaser shall have executed and delivered to Sellers the Escrow Agreements.

         SECTION 8.07 SHAREHOLDER APPROVAL. This Agreement, the Transaction and the other Transaction Documents shall have been duly and validly approved by the requisite vote or consent of Sunland's shareholders in accordance with
Section 5.13.

         SECTION 8.08 OPINION OF PURCHASER'S COUNSEL. The Sellers shall have received from Swidler Berlin Shereff Friedman, LLP, counsel to the Purchaser, an opinion of counsel, dated as of the Closing Date and addressed to the Purchaser in the form attached hereto as EXHIBIT E.

         SECTION 8.09 GUILD ASSUMPTION AGREEMENTS. The Sellers shall have received from Purchaser agreements of assumption of the agreements with the Screen Actors Guild, Writers Guild of America and the Directors Guild of America.


                                   ARTICLE IX.

                                 INDEMNIFICATION

         SECTION 9.01 REPRESENTATIONS AND WARRANTIES. The representations and warranties set forth in Articles III and IV hereof shall survive for a period of thirty-six months following the Closing Date; PROVIDED, HOWEVER, that the representations and warranties contained in Sections 3.01, 3.02, 3.07, 3.11, 3.20, 3.21, 4.01 and 4.02 shall survive the Closing until thirty days after the expiration of the applicable statute of limitations period and the representations and warranties set forth in Section 3.03 shall survive indefinitely.

         SECTION 9.02   INDEMNIFICATION BY THE SELLERS.

                  (a) Other than with respect to Taxes, the indemnification of which will be subject to Section 9.02(b), the Sellers shall jointly and severally indemnify, defend and hold Purchaser and its officers, directors, employees, Affiliates, representatives, agents and the successors and assigns of all of them (each, a "Purchaser Indemnitee") harmless in respect of any
Liabilities, costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages and amounts paid in settlement (collectively, "Damages") arising from or in connection with (i) the failure or breach of any representation or warranty of the Sellers under this Agreement, in the Sellers' Disclosure Schedule, in any certificate delivered pursuant hereto to be true and correct as of the date hereof and as of the Closing Date or any other Transaction Document, (ii) the failure of the Sellers to duly perform or observe any term, provision, covenant or agreement to be performed or observed by the Sellers pursuant to this Agreement or any other Transaction Document or in the schedules, exhibits, certificates or documents delivered by Sellers pursuant hereto or thereto, (iii) all Liabilities, other than the Assumed Liabilities, (iv) any Employee Benefit Plan, or to any other Employee Program ever sponsored, maintained or contributed to by (or with respect to which any obligation to make a contribution ever existed on the part of) either Seller or any ERISA Affiliate; and (v) the operations of the Business prior to the Closing.

                  (b) The Sellers, jointly and severally, shall be liable for, and shall indemnify and hold harmless the Purchaser Indemnitees from and against: (i) any and all liability for Taxes (and that portion of the Purchaser's costs for the preparation of each relevant Tax Return and the defense of each relevant audit, investigation or claim with respect to Taxes) of either Seller; (ii) any and all liability for Taxes of any member of an affiliated, consolidated, combined or unitary group of which either of the Sellers or any of their subsidiaries (or any predecessors thereto) is or was a member, including pursuant to Treasury Regulation Section 1.1502-6 or any analogous or similar state, local or foreign Law or regulation; (iii) any and all liability for Taxes of any Person (other than either of the Sellers) imposed on either of the Sellers as a transferee, successor, by contract, or pursuant to any

Law, rule or regulation; (iv) any and all liability resulting from the breach of any representation or warranty contained in Section 3.07; and (v) any and all liability for reasonable legal fees and expenses attributable to any item in the foregoing clauses.

         SECTION 9.03 INDEMNIFICATION BY THE PURCHASER. The Purchaser shall indemnify and hold harmless the Sellers and their respective officers, directors, employees, Affiliates, representatives, agents and the successors and assigns of all of them (each a "Seller Indemnitee") harmless in respect of any Damages arising from or in connection with (i) the failure or breach of any representation or warranty of the Purchaser, under this Agreement or in any certificate delivered pursuant hereto to be true and correct as of the date hereof and as of the Closing Date or (ii) the failure of Purchaser to duly perform or observe any term, provision, covenant or agreement to be performed or observed by the Purchaser pursuant to this Agreement. In addition, from and after the Closing Date, the Purchaser shall indemnify and hold harmless the Seller Indemnitees in respect of any Damages arising from or in connection with
(iii) (a) the Assumed Liabilities set forth on Schedule 1.03 for the period from the Cut-Off Date through the Closing Date and (b) all Assumed Liabilities after the Closing Date, and (iv) the operations of the Business after the Closing
(other than Damages in respect of which indemnification may be sought by Purchaser hereunder).

         SECTION 9.04 CLAIMS FOR INDEMNIFICATION. Upon receipt by a party of a written notice of any action, suit, proceedings, claim, demand or assessment against it which might give rise to a claim for Damages, such party (the
"Indemnitee") shall give written notice thereof to the other party (the "Indemnitor") indicating the nature of such claim and the basis therefor; provided, however, that failure to give such notice shall not affect the Indemnitee's rights provided hereunder except to the extent the Indemnitor shall have been actually prejudiced as a result of such failure. The Indemnitor shall have the right, at its option, exercisable within 10 days after receipt of such notice to assume the defense of, at its own expense and by its own counsel, any such matter involving the asserted liability of the Indemnitee as to which the Indemnitor shall have acknowledged the right of the Indemnitee to payment by the Indemnitor, subject to the next sentence. If the Indemnitor shall undertake to compromise or defend any such asserted liability, it shall promptly notify the Indemnitee of its intention to do so, and the Indemnitee agrees to cooperate fully with the Indemnitor and its counsel in the compromise of, or defense against, any such asserted liability; provided, however, that the Indemnitor shall not settle any such asserted liability without the written consent of the Indemnitee. Notwithstanding an election to assume the defense of such action or proceeding, the Indemnitee shall have the right to employ separate counsel and to participate in the defense of such action or proceeding, and the reasonable fees, costs and expenses of such separate counsel shall be payable by the Indemnitor, if (A) the Indemnitor shall not have employed counsel reasonably satisfactory to the Indemnitee to represent the Indemnitor within 20 days after notice of the institution of such action or proceeding or (B) the Indemnitor shall have authorized the Indemnitee to employ separate counsel at the Indemnitor's expense and the Indemnitor shall promptly assume and hold the Indemnitee harmless from and against the full amount of any Damage resulting therefrom. Notwithstanding anything herein to the contrary, the Indemnitor shall not be entitled to assume control of such defense but shall pay for the reasonable fees, costs and expenses of Indemnitee's legal counsel if (i) the claim for indemnification relates to or arises in connection with any criminal proceeding, action, indictment, allegation or investigation; (ii) Indemnitee has been advised by counsel that a reasonable likelihood exists of a conflict of interest between the Indemnitor, on the one hand, and Indemnitee on the other;
(iii) the Indemnitor failed or is failing to vigorously prosecute or defend such claim; (iv) the claim seeks an injunction or equitable relief against Indemnitee; or (v) Indemnitee reasonably believes an adverse determination with respect to the action, lawsuit, investigation, proceeding or other claim giving rise to such claim for indemnification would be detrimental to or injure the reputation or future business prospects of Indemnitee. In any event, the Indemnitee and its counsel shall cooperate with the Indemnitor and its counsel. The Indemnitee shall have the right at its own expense to participate in the defense of such asserted liability.

         SECTION 9.05 LIMITATIONS ON AMOUNT OF RECOVERY. Notwithstanding anything herein to the contrary (absent fraud, willful misconduct or bad faith), no claims pursuant to Section 9.02 or Section 9.03 shall be asserted (other than claims relating to Taxes, or the representations and warranties set forth in Sections 3.01, 3.02, 3.03, 3.07, 3.11, 3.18 and 3.19) against either Seller by the Purchaser Indemnitees, or against the Purchaser by the Seller Indemnitees, until such aggregate claims of the Purchaser Indemnitees against both Sellers, or of the Sellers Indemnitees against the Purchaser (as applicable), exceed $25,000 (in each case the "Deductible Amount"), it being understood and agreed that, to the extent such Damages exceed the Deductible Amount, the Sellers or the Purchaser (as applicable), shall be obligated to pay the entire amount of such Damages, including the Deductible Amount. Absent fraud, willful misconduct or bad faith and other than with respect to claims relating to Taxes, or the representations and warranties set forth in Sections 3.01, 3.02, 3.03, 3.07, 3.11, 3.18 and 3.19, the aggregate liability of Sellers for indemnification under this Agreement shall not exceed the Escrow Funds.

         SECTION 9.06 ADJUSTMENTS TO PURCHASE PRICE. All indemnity and other payments made under this Agreement shall be treated for Tax purposes as adjustments to the Purchase Price.

         SECTION 9.07 EXCLUSIVE REMEDY. Absent fraud or willful misconduct, the provisions of this Article IX shall constitute the sole and exclusive remedy of each party with respect to any claims resulting from or arising out of the provisions of this Agreement or the Transactions contemplated hereby, whether based on tort, contract statute, or otherwise, which may be asserted after the Closing Date.


                                   ARTICLE X.
                                  TERMINATION

         SECTION 10.01 TERMINATION EVENTS. This Agreement may be terminated and the Transactions may be abandoned at any time prior to the Closing:

                  (a) by mutual written consent of the Sellers and Purchaser;

                  (b) by the Sellers or Purchaser so long as neither the Sellers, on the one hand or Purchaser, on the other, is not then in material breach of their respective obligations hereunder, if

                           (i) the Closing shall not have occurred on or before September 30, 2003; provided, however, that the right to terminate this Agreement under this Section 10.01 shall not be available to the Sellers or Purchaser, as the case may be, if such party's failure to fulfill any obligation under this Agreement has been a cause of or resulted in the failure of the Transactions to occur on or before such date; or

                           (ii) Sellers fail to receive shareholder approval in accordance with Section 5.13; or

                           (iii) Sellers approve or recommend to the shareholders of Sunland a bona fide Acquisition of the Assets or the Business to a Person other than the Purchaser solely in accordance with Section 5.12(b).

                  (c) by the Sellers so long as neither Seller is then in material breach of their respective obligations hereunder, if any of the Conditions to Closing set forth in Article VIII shall not have been satisfied and are incapable of being satisfied by September 30, 2003;

                  (d) by Purchaser so long as Purchaser is not then in material breach of its obligations hereunder, if

                           (i) any of the Conditions to Closing set forth in Article VII shall not have been satisfied and are incapable of being satisfied by September 30, 2003; or

                           (ii) Sellers approve or recommend to the shareholders of Sunland a bona fide Acquisition of the Assets or the Business to a Person other than the Purchaser solely in accordance with Section 5.12(b).

         SECTION 10.02  EFFECT OF TERMINATION.

                  (a) In the event of termination of this Agreement by either the Seller or Purchaser as provided in Section 10.01, this Agreement shall forthwith become null and void and there shall be no liability or obligations on the part of Purchaser, on the one hand, or the Sellers, on the other, or any of their respective Affiliates, officers, or shareholders except (i) with respect to the provisions of Section 10.02 hereof, as applicable, and (ii) that no such


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


termination shall relieve any party from liability for any breach of the respective representations, covenants and other obligations hereunder prior to the date of termination.

                  (b) If this Agreement is terminated (i) by Purchaser as a result of any breach by Sellers of their obligations hereunder, (ii) by either party as a result of Sellers failing to receive shareholder approval in accordance with Section 5.13, or (iii) by either party as a result of Sellers considering, negotiating, discussing, approving or recommending to the shareholders of Sunland any alternate acquisition, tender or exchange offer in accordance with Section 5.12 (including any offer pursuant to the terms of Section 5.12(b)), then as Purchaser's sole and exclusive remedy and as liquidated damages, Sellers shall (i) reimburse Purchaser for all documented reasonable out-of-pocket costs and expenses incurred by Purchaser in connection with the Transactions contemplated hereunder in an amount not to exceed $250,000 and (ii) pay to Purchaser a break-up fee of $300,000.

                  (c) If this Agreement is terminated by Sellers as a result of any breach by Purchaser of its obligations hereunder, then as Sellers sole and exclusive remedy and as liquidated damages, Seller shall receive the Earnest Money Escrow Amount.

                  (d) If this Agreement is terminated as provided herein:

                           (i) each party will redeliver, and will cause its agents (including, without limitation, attorneys and accountants) to redeliver, all documents, work papers and other material of the other party relating to the Transactions contemplated hereby, whether obtained before or after the execution hereof; and

                           (ii) all information received by each party with respect to the business, operations, assets or financial condition of the other party shall remain subject to the Confidentiality Agreement.


                                  ARTICLE XI.
                          OBLIGATIONS AFTER THE CLOSING

         SECTION 11.01  FURTHER ASSURANCES.

                  (a) Sellers will, at any time, when called upon to do so by the Purchaser, its successors, legal representatives, or assigns, sign all lawful papers, make all rightful oaths, execute and deliver all documents, and do all lawful acts required for the filing of such papers as are reasonable and necessary to aid the Purchaser, its successors, legal representatives and assigns, to (i) effectively vest in the Purchaser good title to the Assets, (ii) consummate the Transactions contemplated hereby, and (ii) record, obtain, enforce and renew proper copyright, trademark, patent and other intellectual property rights in the Film Library in all countries, all without further compensation but at the expense of the Purchaser, its successors, legal representatives and assigns.

                  (b) On and after the Closing Date, the Purchaser shall have the sole right and authority to collect, for its own account and sole benefit, all monies payable in respect of the Assets (with respect to Transactions or events occurring after the Closing Date), but not to collect monies payable in respect of Excluded Assets, and the Sellers shall have the sole right and authority to collect, for their own account and sole benefit, all monies payable in respect of such Excluded Assets. If either party shall receive any such monies of the other, it shall hold all such monies in trust for the sole benefit of the other party. Within five business days after receipt thereof, the Sellers shall cause the transfer and delivery to the Purchaser of any monies or other property which the Sellers may receive after the Closing Date in payment of monies payable in respect of the Assets and the Purchaser shall (within five business days after receipt thereof) cause the transfer and delivery to the Sellers of any monies which the Purchaser may receive after the Closing Date in payment of Excluded Assets.

                                  ARTICLE XII.

                                 MISCELLANEOUS

         SECTION 12.01 PUBLICITY. Except as required by law, none of the parties hereto may make any press release or other public announcement regarding this transaction or its terms without the consent of the other parties hereto, which consent shall not be unreasonably withheld or delayed.

         SECTION 12.02 COSTS. Except as set forth in Section 10.02(b), the Purchaser, on the one hand, and the Sellers on the other, shall each pay its own costs and expenses incurred by it in negotiating and preparing this Agreement and in closing and carrying out the Transactions contemplated by this Agreement.

         SECTION 12.03 HEADINGS. Subject headings are included for convenience only and shall not affect the interpretation of any provision of this Agreement.

         SECTION 12.04 NOTICES. Any notice, demand, request, waiver, or other communication under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if personally served or sent by facsimile transmission, on the business day after notice is delivered to a courier or mailed by express mail if sent by courier delivery service or express mail for next day delivery and on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered, return receipt requested, postage prepaid and addressed as follows (or to such other address of which any such party shall give notice pursuant to this Section 12.04):

                  If to the Sellers to:

                           Sunland Entertainment
                           11835 W. Olympic Blvd. Suite 550
                           Los Angeles, California  90064
                           Fax: (310)

                           with a copy to:

                           Stubbs, Alderton & Markiles, LLP
                           Attn: Scott Alderton, Esq.
                           158221 Ventura Boulevard, Suite 525
                           Encino, California  91436
                           Fax: (818) 444-4520

                   If to the Purchaser, to:

                           Film Library Acquisition Corp.
                           c/o Michael Alexander
                           23 Fourth Avenue
                           Burlington, Massachusetts  01803

                           Telephone:  508-647-1613
                           Fax:  508-647-1779

                           with a copy to:

                           Swidler Berlin Shereff, Friedman, LLP
                           Attention:  Gerald Adler, Esq.
                           The Chrysler Building
                           405 Lexington Avenue
                           New York, New York  10174
                           Fax:  (212) 891-9598

         SECTION 12.05 ASSIGNMENT AND SUCCESSORS. Prior to Closing, neither the Purchaser, on the one hand, or the Sellers, on the other, shall assign any rights or delegate any duties hereunder without the prior written consent of the other except that Purchaser may assign this Agreement to an affiliate of Purchaser without obtaining Seller's consent.

         SECTION 12.06 BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties.

         SECTION 12.07 GOVERNING LAW. This Agreement shall be construed in accordance with, and governed by, the laws of the State of New York as applied to contracts made and to be performed entirely in the State of New York without regard to principles of conflicts of law.

         SECTION 12.08 ENTIRE AGREEMENT. This Agreement, including the Schedules and Exhibits hereto, sets forth the entire understanding and agreement and supersedes any and all other understandings, negotiations or agreements between the Purchaser and the Sellers relating to the sale and purchase of the Business and the Assets.

         SECTION 12.09 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute a single agreement. This Agreement may be evidenced by facsimile signatures.

         SECTION 12.10 SEVERABILITY. In the event that any one or more of the immaterial provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable, the same shall not affect any other provision of this Agreement, but this Agreement shall be construed in a manner which, as nearly as possible, reflects the original intent of the parties.

         SECTION 12.11  NO PREJUDICE.   This Agreement has been jointly prepared
by the parties hereto and the terms hereof shall not be construed in favor of or against any party on account of its participation in such preparation.

         SECTION 12.12  WORDS IN SINGULAR  AND PLURAL  FORM.   Words used in the
singular form in this Agreement shall be deemed to import the plural, and vice versa, as the sense may require.

         SECTION 12.13 PARTIES IN INTEREST. Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give to any person, firm or corporation other than the parties hereto any rights or remedies under or by reason of this Agreement or any transaction contemplated hereby.

         SECTION 12.14  AMENDMENT  AND  MODIFICATION.   This  Agreement  may  be
amended or modified only by written agreement executed by all parties hereto.

         SECTION 12.15 WAIVER. At any time prior to the Closing, the Purchaser or the Sellers may (i) extend the time for the performance of any of the obligations or other acts of the other, (ii) waive any inaccuracies in the representations and warranties of the other contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions of the other contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party granting such waiver but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or future failure.


                                 ARTICLE XIII.
                                  DEFINITIONS

                  (a) AFFILIATE. "Affiliate" shall mean, when used with respect to any Person, (i) if such Person is a corporation, any officer or director thereof and any Person which is, directly or indirectly, the beneficial owner of more than ten percent (10%) of any class of any equity security (as defined in the Securities Act) thereof, and any officer, director, partner or Affiliate of such beneficial owner, (ii) if such Person is a partnership, any partner thereof, (iii) if such Person is a limited liability company or other unincorporated association, any member or managing agent thereof, and (iv) any other Person (other than the Purchaser) which, directly or indirectly, controls or is controlled by or is under common control with such Person. For purposes of this definition, "control" (including the correlative terms "controlling," "controlled by" and "under common control with"), with respect to any Person, shall mean possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, the ability to exercise voting power, or by Contract or otherwise.

                  (b) ALLOCATION. "Allocation" shall have the meaning set forth in Section 1.10.

                  (c) ACQUISITION. "Acquisition" shall mean any offer or proposal for or indication of interest in the purchase of or the acquisition of (whether by operation of law or otherwise) any of the Assets constituting the Business or of a substantial (more than 5%) equity interest in PM or any Person that controls the Assets or the Business.

                  (d) ASCAP. "ASCAP" shall have the meaning set forth in Section 3.09(j).

                  (e)  ASSETS.  "Assets"  shall  have the  meaning  set forth in
Section 1.01.

                  (f) ASSUMED CONTRACTS. "Assumed Contracts" shall have the meaning set forth in Section 1.01(f).

                  (g) ASSUMED LIABILITIES. "Assumed Liabilities" shall have the meaning set forth in Section 1.03.

                  (h) BMI. "BMI" shall have the meaning set forth in Section 3.09(j).

                  (i) BUSINESS. "Business" shall have the meaning set forth in the Preamble.

                  (j) BUSINESS RECORDS. "Business Records" shall have the meaning set forth in Section 1.01(j).

                  (k)  CLOSING.  "Closing"  shall have the  meaning set forth in
Section 2.01.

                  (l) CLOSING ALLOCATION. "Closing Allocation" shall have the meaning set forth in Section 1.10.

                  (m) CLOSING DATE. "Closing Date" shall have the meaning set forth in Section 2.01.

                  (n) CODE. "Code" shall mean the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, as in effect from time to time.

                  (o) COMPANY EMPLOYEE PLAN. "Company Employee Plan" shall have the meaning set forth in Section 3.11.

                  (p) CONSENTS. "Consents" shall mean all governmental and third party consents, permits, approvals, orders, authorizations, qualifications, and waivers necessary to be received by a Person for the consummation of the Transactions contemplated by this Agreement.

                  (q)   CONTRACTS.   "Contracts"   shall  mean  all   contracts,
commitments, agreements, arrangements and other instruments, whether written or oral.

                  (r) CUSTOMER FILES. "Customer Files" shall have the meaning set forth in Section 3.13.

                  (s) CUT-OFF DATE. "Cut-Off Date" shall mean February 1, 2003.

                  (t) EMPLOYEE. "Employee" shall mean any employee, officer, director or independent contractor of either Seller.

                  (u) EMPLOYEE PROGRAM. "Employee Program" shall mean (a) any "employee benefit plan", within the meaning of Section 3(3) of ERISA, whether or not it is subject to ERISA, or (b) any other employee benefit arrangement which is (i) the portion of any employment or consulting agreement which provides employee benefits, (ii) an arrangement providing for insurance coverage (including split life, health, disability and retirement insurance) or workers' compensation benefits, (iii) an incentive bonus or deferred bonus arrangement, (iv) a stock purchase arrangement, a stock award, stock appreciation rights or a stock option arrangement, (v) a cafeteria plan under Code Section 125, (vi) a death benefit arrangement, (vii) an arrangement providing termination allowance, salary continuation, severance, retention compensation, supplemental unemployment benefits or similar benefits, (viii) an equity compensation or profit-sharing plan, (ix) a deferred compensation plan,
(x) an employee relocation, a tuition reimbursement, dependent care assistance, or a legal assistance plan or arrangement, (xi) a fringe benefit arrangement (cash or noncash), (xii) a holiday or vacation plan or policy or (xiii) any other compensation policy or practice.

                  (v) ENCUMBRANCE. "Encumbrance" shall mean any option, pledge, security interest, Lien, charge, encumbrance, restriction (whether on voting, sale, transfer or disposition or otherwise) whether imposed by agreement, understanding, law or otherwise, except those arising under applicable federal or state securities laws.

                  (w) ERISA. "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                  (x) ERISA AFFILIATE. "ERISA Affiliate" shall mean any entity which has ever been considered a single employer with any Seller under Section 4001(b) of ERISA or Section 414(b), (c), (m) or (o) of the Code..

                  (y) EARNEST MONEY ESCROW AGREEMENT. "Earnest Money Escrow Agreement" shall have the meaning set forth in Section 1.07.

                  (z) ESCROW AGENT. "Escrow Agent" shall have the meaning set forth in Section 1.07.

                  (aa) ESCROW AMOUNT. "Escrow Amount" shall have the meaning set forth in Section 1.07.

                  (bb) ESCROW AGREEMENTS. "Escrow Agreements" shall mean the Earnest Money Escrow Agreement and the Indemnity Escrow Agreement.

                  (cc) ESCROW FUNDS. "Escrow Funds" shall have the meaning set forth in Section 1.07.

                  (dd) EXCLUDED ASSETS. "Excluded Assets" shall have the meaning set forth in Section 1.02.

                  (ee) EXCLUDED LIABILITIES. "Excluded Liabilities" shall have the meaning set forth in Section 1.04.

                  (ff) FILM ASSET ACQUISITION AGREEMENTS. "Film Asset Acquisition Agreement" shall mean, with respect to any Person, a Contract pursuant to which that Person has acquired from another Person, or must acquire from another Person, all or any of such other Person's rights in the Film Library or any Film Asset.

                  (gg) FILM ASSET EXPLOITATION AGREEMENTS. "Film Asset Exploitation Agreements" shall mean, with respect to any Person, a Contract pursuant to which that Person has granted to another Person, or must grant to another Person, all or any of that Person's rights to exploit the Film Library or any Film Asset.

                  (hh) FILM ASSETS. "Film Assets" shall mean, with respect to the Film Library, all rights and interests therein or pertaining thereto, including, all rights and interests of every kind and nature of whatever description, present and future, direct and indirect, whether now owned or hereafter acquired (including, without limitation, any rights or interests that revert), throughout the universe in perpetuity in all media, whether now or hereafter created or devised, and by all means, whether now known or hereafter created or devised, in and to the following:

                           (i)      the underlying Literary Property;

                           (ii)     all  copyrights,  rights  and  interests  in
                  copyrights, renewals and extensions of copyrights, domestic and foreign, obtained upon the Film Library or the underlying Literary Property or any part thereof, the right (but not the obligation) to make publication thereof for copyright purposes and to register claims under copyright, the right (but not the obligation) to renew and extend such copyright and the right (but not the obligation) to sue in the name of any Person for past, present and future infringements of copyright and to receive all damages, judgments, recoveries or proceeds therefrom;

                           (iii) all music, musical compositions and master recordings created for, used in or to be used in connection with the Film Library, including, without limitation, all copyrights therein and all rights to perform, copy, record, re-record, produce, publish, reproduce or synchronize any or all of said music, musical compositions and master recordings throughout the universe as well as all other rights to exploit such music including recording, soundtrack recording and music publishing rights;

                           (iv)     all   collateral,   allied,   ancillary  and
                  subsidiary rights of every kind and nature whatsoever derived from, appurtenant to or related to the Film Library or the underlying Literary Property, including, without limitation, all production, exploitation, reissue, remake, sequel, prequel, adaptations, serial or series production rights, by any means and in any medium now known or hereafter devised, whether based upon, derived from or inspired by the Film Library, the underlying Literary Property or any part thereof; all rights to use, exploit and license others to use or exploit any and all music, novelization, publishing, commercial tie-ups and merchandising rights of every kind and nature whatsoever, including, without limitation, those arising out of or connected with or inspired by the Film
                  Library or the underlying Literary Property, the title or titles of the Film Library or the underlying Literary Property, the characters appearing in the Film Library or the underlying Literary Property and/or the names or characteristics of said characters, and including further, without limitation, any and all commercial exploitation in connection with or related to the Film Library, all remakes, sequels, prequels or other adaptations and/or derivative works thereof and/or said Literary Property (collectively the "Ancillary Rights");

                           (v) all rights to develop, produce, acquire, reacquire, finance, release, sell, distribute, subdistribute, lease, sublease, market, license, sublicense, exhibit, broadcast, transmit, reproduce, publicize or otherwise exploit the Film Library, the underlying Literary Property and the Ancillary Rights in perpetuity, without limitation, in any manner and in any media whatsoever throughout the universe, whether now known or hereafter developed, including, without limitation, by projection, radio, all forms of television (including, without limitation, free, pay, toll, cable, sustaining subscription, sponsored and direct satellite broadcast), in theatres, non-theatrically, all airline and ship board exploitation, on cassettes, cartridges, DVD, other discs and other similar and dissimilar video devices, all forms of computer assisted or interactive media (including, without limitation, CD-ROM, CD-I and similar disc systems), all so-called video-on-demand and/or near video-on-demand systems however devised, interactive cable and by any and all other means, methods, processes or devices now known or hereafter conceived, devised or created;

                           (vi) all underlying Literary Properties and all Ancillary Rights relating to the Film Library, including, without limitation, (i) all rights to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to the Film Library or any Film Asset relating thereto and all applicable Film Contracts, (ii) all claims for damages arising out of or for breach of or default under all applicable Film Contracts or otherwise, and (iii) the right to terminate all applicable Film Contracts, to perform thereunder and to compel performance and otherwise to exercise all remedies thereunder;

                           (vii)    all  agreements  with  respect  to the  Film
                  Library or any Film Asset relating thereto, including, without limitation, all Film Contracts relating to the Film Library and all agreements for (i) acquisition of rights in the Film Library or any Literary Property and all rights under distribution and license agreements and (ii) personal and/or professional services, including the services of writers, directors, performers, producers, special effects personnel, production personnel, animators, cameramen and other creative, artistic or technical staff and other persons providing services with respect to the Film Library, to the extent applicable;

                           (viii) all Physical Properties relating to the Film Library, including ownership and all access rights and rights to use the same, all pledgeholder, laboratory, access or film warehousing documents or agreements relating to the Film Library or any Physical Properties thereof;

                           (ix) all insurance of whatever description placed upon or relating to the Film Library or the insurable properties thereof and/or any Person or Persons engaged in the development, acquisition, production, completion, delivery or exploitation of the Film Library, and all rights of any kind or nature whatsoever in and to all completion guarantees and all other agreements and documents relating to production, completion, delivery and exploitation of the Film Library and the proceeds thereof;

                           (x) the title or titles of the Film Library including rights protected pursuant to trademark, service mark, unfair competition and/or other laws, rules or principles of law or equity and all inventions, processes, formulae, licenses, copyrights, patents, patent rights, trademarks, trademarks rights, service marks, service mark rights, trade names, trade name rights, logos, indicia, corporate and company names, business source or business identifiers and renewals and extensions thereof, domestic and foreign, and the accompanying goodwill relating to the Film Library, the right (but not the obligation) to register claims under trademark, patent or copyright and to renew and extend such trademarks, patents or copyrights and the right (but not the obligation) to sue in the name of any Person for past, present or future infringement of trademark, copyright or patents; and

                           (xi) all key art, transparencies, photographs, slides and promotional materials of whatever nature.

                  (ii) FILM CONTRACTS. "Film Contracts" shall mean, with respect to any Person, all Contracts to which that Person is a party relating to the Film Library or any Film Asset, including, without limitation, all Film Asset Acquisition Agreements, Film Asset Exploitation Agreements, sales agency agreements, financing arrangements, copyright mortgages, collective bargaining agreements, performance bonds, or other agreements of any nature whatsoever relating to the acquisition, production, financing, distribution, exhibition, or exploitation of the Film Library or Film Asset.

                  (jj) FILM LIBRARY. "Film Library shall have the meaning set forth in Section 1.01(a).

                  (kk)  GAAP.   "GAAP"  shall  mean  U.S.   generally   accepted
accounting principles, applied on a consistent basis.

                  (ll) GOVERNMENTAL ENTITY. "Governmental Entity" shall mean the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

                  (mm) GUILD PAYMENTS. "Guild Payments" shall mean the obligations payable by either Seller or any of its Affiliates pursuant to guild agreements or collective bargaining agreement in connection with the distribution and exploitation of the Film Assets.

                  (nn) INDEMNITY ESCROW AGREEMENT. "Indemnity Escrow Agreement" shall have the meaning set forth in Section 1.07.

                  (oo) I-RIGHTS MANAGEMENT SYSTEM. "I-Rights Management System" shall mean that certain Non-Exclusive Paid Up Software License by and between Gray Matter, LLC and The Harvey-Entertainment Company, dated March 21, 2001.

                  (pp) INDEBTEDNESS. "Indebtedness" shall mean as to the Business and the Assets and whether recourse is secured by or is otherwise available against all or only a portion of the Business or Assets and whether or not contingent, but without duplication: (i) every obligation relating to the Business for money borrowed, including the current portion of all long-term indebtedness; (ii) every obligation relating to the Business evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses; (iii) every reimbursement obligation relating to the Business with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of the Business; (iv) every obligation of the Business issued or assumed as the deferred purchase price of property or services; (v) obligations or commitments of the Business to repay deposits or other amounts advanced by and owing to third parties; (vi) obligations of the Business under any interest rate, currency or other hedging agreement; (vii) indebtedness secured by a Lien on the Assets or properties of the Business; (vii) payments which become due as a result of the execution of this Agreement, or the consummation of the Transactions; and (viii) guarantees of Indebtedness.

                  (qq) INDEMNITEE. "Indemnitee" shall have the meaning set forth in Section 9.04. (RR) INDEMNITOR. "Indemnitor" shall have the meaning set forth in Section 9.04.

                  (ss) INFORMATION STATEMENT. "Information Statement" shall have the meaning set forth in Section 5.13.

                  (tt) LIABILITIES. "Liabilities" shall mean any debt, obligation, duty or liability of any nature including Indebtedness and any undisclosed, unmatured, unaccrued, unasserted, contingent, indirect, conditional, implied, vicarious, derivative, joint, several or secondary liability, regardless of whether such debt, obligation, duty or liability would be required to be disclosed on a balance sheet prepared in accordance with GAAP and regardless of whether such debt, obligation, duty or liability is immediately due and payable.

                  (uu) LIEN. "Lien" shall mean any security agreement, financing statement (whether or not filed), security or other like interest, conditional sale or other title retention agreement, lease or consignment or bailment given for security purposes, lien, mortgage, deed of trust, indenture, pledge, constructive or other trust or attachment.

                  (vv) LITERARY PROPERTIES. "Literary Properties" shall mean any and all underlying literary, dramatic or other works (whether published or unpublished), screenplays, teleplays, stories, adaptations, scripts, treatments, scenarios and any and all other literary or dramatic materials of any kind on which the Film Assets are based or which were written for or included in the Film Assets.

                  (ww) MATERIAL ADVERSE EFFECT. "Material Adverse Effect" shall mean a material adverse effect on (i) the Business or the Assets, liabilities, operation, property, condition (financial or otherwise) or prospects of the Business or (ii) the validity or enforceability of (A) this Agreement or (B) the rights or remedies of the Purchaser hereunder.

                  (xx) OTHER FILINGS. "Other Filings" shall have the meaning set forth in Section 5.13(b).

                  (yy) PARTICIPATIONS. "Participations" shall mean the amounts (other than Residuals) payable by any Person pursuant to Contracts with any other Person or pursuant to Contracts under which any Person assumed the obligations or is otherwise obligated to pay such amounts, in connection with the acquisition, production, financing, distribution, exhibition or exploitation of a Film Asset, the payment of which is: (a) contingent upon and payable only to the extent of the receipt by such Person of revenues from the exploitation of such Film Asset; or (b) due based upon the passage of time or the occurrence of an identified event; or (c) an advance or guarantee of payments of the kind described in (a) or (b) above, and which are held by (i) actors, writers, directors, producers, other film


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


industry professionals, or any of their respective loan out companies, (ii) production companies or licensors or transferors of rights, or (iii) any of their respective successors or assigns.

                  (zz) PERMITTED  ENCUMBRANCES.  "Permitted  Encumbrances" shall mean (i) Liens on properties and assets securing Taxes, assessments, governmental charges or levies, in each case, which are not yet due and payable,
(ii) Liens specifically identified on SCHEDULE 13(xx) hereto, and (iii) Liens held by SAG, WGA or the DGA which arose in the ordinary course of business consistent with industry standards and which did not arise from any action or inaction of Sellers.

                  (aaa) PERSON. "Person" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, limited liability company, association, corporation, institution, entity, party, or Governmental Entity or any other juridical entity of any kind or nature whatsoever.

                  (bbb) PHYSICAL PROPERTIES. "Physical Properties" shall mean all physical properties of every kind or nature of or relating to any film or program in the Film Library and all versions thereof and all teasers, trailers, music videos, featurettes, television spots, "making of" films or programs, including, without limitation, exposed film, developed film, positives, negatives, prints, answer prints, special effects, preparing materials (including interpositives, negatives, duplicate negatives, internegatives, color reversals, intermediates, lavenders, fine grain master prints and matrices, title overlays, textless backgrounds and all other forms of pre-print elements which may be necessary or useful to produce prints or other copies or additional pre-print elements, whether now known or hereafter devised), soundtracks, recordings, audio and video tapes and discs of all types and gauges, cutouts, trims and any and all other physical properties of every kind and nature relating to the Film Library in whatever state of completion, and all duplicates, drafts, versions and copies of each thereof.

                  (ccc) PROXY STATEMENT. "Proxy Statement" shall have the meaning set forth in Section 5.13.

                  (ddd) PURCHASE PRICE. "Purchase Price" shall have the meaning set forth in Section 1.05.

                  (eee) PURCHASER. "Purchaser" shall have the meaning set forth in the Preamble.

                  (fff) PURCHASER INDEMNITEE. "Purchaser Indemnitee" shall have the meaning set forth in Section 9.02.

                  (ggg)  RECEIVABLES.   "Receivables"  shall  mean  all  of  the
accounts receivable of Sellers arising from the Business.

                  (hhh) REQUIREMENTS OF LAW. "Requirements of Law" shall mean as to any Person, provisions of the Articles or Certificate of Incorporation and By-laws or regulations or other organizational or governing documents of such Person, or any law, treaty, code, rule, regulation, right, privilege, qualification, license or franchise or determination of any Governmental Entity, in each case applicable or binding upon such Person or any of such Person's property or to which such Person or any of such Person's property is subject or pertaining to any or all of the Transactions contemplated or referred to herein.

                  (iii) RESIDUALS. "Residuals" shall mean all amounts (other than Participations) payable by any Person pursuant to guild agreements or collective bargaining agreements, or pursuant to Contracts under which any such Person assumed the obligations or is otherwise obligated to pay such amounts, in connection with the development, acquisition, production, distribution or exploitation of a Film Asset.

                  (jjj) RETIREE. "Retiree" shall mean (i) any retired or former employee, director or officer of any Seller or (ii) any former independent contractor of any Seller.

                  (kkk) SEC. "SEC" shall mean the Securities and Exchange Commission.

                  (lll) SELLER INDEMNITEE. "Seller Indemnitee" shall have the meaning set forth in Section 9.03.


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


                  (mmm) SELLERS. "Sellers" shall have the meaning set forth in the Preamble;

                  (nnn)  SELLERS'  DISCLOSURE  SCHEDULE.   "Sellers'  Disclosure
Schedule" shall have the meaning set forth in Article III.

                  (ooo)  TAXES.  "Taxes"  shall mean all taxes,  charges,  fees, levies or other assessments, including, without limitation, income, gross receipts, excise, property, sales, use, license, withholding, payroll, estimated, stamp, unemployment insurance, ad valorem, disability, severance, social security and franchise taxes, occupation or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties (including penalties for failure to file in accordance with applicable information reporting requirements), and additions to tax by any authority, whether federal, state or local or domestic or foreign.

                  (ppp) TAX RETURN. "Tax Return" shall mean a report, return or other information required to be supplied to a Governmental Entity in connection with Taxes including, where permitted or required, combined or consolidated returns for any group of entities that includes the Seller and relates to the Business.

                  (qqq) TRANSACTION DOCUMENTS. "Transaction Documents" shall mean this Agreement, the Escrow Agreements and each document delivered pursuant to each of the foregoing.

                  (rrr)  TRANSACTIONS.   "Transactions"  shall  mean  the  asset
purchase and other transactions contemplated by the Transaction Documents.

         SECTION 13.02 KNOWLEDGE OF A PERSON. All references to knowledge of the Seller(s) shall mean to the best of the knowledge of each of the Sellers, and, after due inquiry and consultation, of Robert Burlage, C.J. Laychek and Dan March.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.



FILM LIBRARY ACQUISITION CORP.             SUNLAND ENTERTAINMENT CO., INC.


By:     /s/                                By:    /s/
    ---------------------------                ---------------------------
Name:                                      Name:
      -------------------------                  -------------------------
Title:                                     Title:
      -------------------------                  -------------------------

                                           PEPIN/MERHI ENTERTAINMENT GROUP, INC.

                                           By:    /s/
                                               ---------------------------
                                           Name:
                                                 -------------------------
                                           Title:
                                                  ------------------------


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